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                    FIRST UNION CORPORATION AND SUBSIDIARIES





Second Quarter 2001

Management's Analysis of Operations
Quarterly Financial Supplement
Six Months Ended June 30, 2001


                                                              [FIRST UNION Logo]

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FIRST UNION CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL SUPPLEMENT
SIX MONTHS ENDED JUNE 30, 2001
TABLE OF CONTENTS
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Financial Highlights                                                                                      1

Management's Analysis of Operations                                                                       2

Selected Statistical Data                                                                                20

Summary Income, Per Share and Balance Sheet Data                                                         21

Restructuring Charges                                                                                    22

Business Segments                                                                                        23

Fee and Other Income - Corporate and Investment Banking                                                  37

Selected Ratios                                                                                          37

Securities                                                                                               38

Loans - On-Balance Sheet, and Managed and Servicing Portfolios                                           39

Loans Held for Sale                                                                                      40

Allowance for Loan Losses and Nonperforming Assets                                                       41

Nonperforming Assets Activity                                                                            42

Goodwill and Other Intangible Assets                                                                     42

Deposits                                                                                                 43

Time Deposits in Amounts of $100,000 or More                                                             43

Long-Term Debt                                                                                           44

Changes in Stockholders' Equity                                                                          45

Capital Ratios                                                                                           45

Risk Management Derivative Financial Instruments                                                         46

Risk Management Derivative Financial Instruments - Expected Maturities                                   47

Risk Management Derivative Financial Instruments Activity                                                48

Net Interest Income Summaries - Five Quarters Ended June 30, 2001                                        49

Net Interest Income Summaries - Six Months Ended June 30, 2001 and 2000                                  51

Consolidated Condensed Statements of Income                                                              52

Restructuring and Other Charges/Gains                                                                    52

Consolidated Statements of Operating Earnings - Five Quarters Ended June 30, 2001                        53

Consolidated Statements of Operating Earnings - Six Months Ended June 30, 2001 and 2000                  54

Consolidated Balance Sheets                                                                              55

Consolidated Statements of Income (Loss) - Five Quarters Ended June 30, 2001                             56

Consolidated Statements of Income (Loss) - Six Months Ended June 30, 2001 and 2000                       57

Consolidated Statements of Cash Flows                                                                    58
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FINANCIAL HIGHLIGHTS
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                                                               Three Months Ended                   Six Months Ended
                                                                         June 30,                            June 30,
                                                          ------------------------   Percent     ---------------------   Percent
                                                                                    Increase                            Increase
(Dollars in millions, except per share data)                    2001         2000 (Decrease)          2001       2000 (Decrease)
---------------------------------------------------------------------------------------------  ---------------------------------
FINANCIAL HIGHLIGHTS
OPERATING EARNINGS
  Net interest income - tax-equivalent                  $      1,742        1,930        (10)% $     3,476      3,919       (11)%
  Fee and other income                                         1,629        1,746         (7)        3,175      3,588       (12)
----------------------------------------------------------------------------------             -----------------------
  Total revenue - tax-equivalent                               3,371        3,676         (8)        6,651      7,507       (11)
  Provision for loan losses                                      223          228         (2)          442        420         5
  Noninterest expense                                          2,169        2,366         (8)        4,307      4,753        (9)
  Income taxes - tax-equivalent                                  330          368        (10)          643        782       (18)
----------------------------------------------------------------------------------             -----------------------
  Income before restructuring, merger-related and
    other charges (Operating earnings)                           649          714         (9)        1,259      1,552       (19)
After-tax restructuring, merger-related and other charges        (16)      (2,913)         -           (42)    (2,911)        -
----------------------------------------------------------------------------------             -----------------------
Net income (As reported)                                $        633       (2,199)         - % $     1,217     (1,359)        - %
================================================================================================================================
DILUTED EARNINGS PER SHARE
Income before restructuring, merger-related and
   other charges                                        $       0.66         0.73        (10)% $      1.28       1.58       (19)%
Net income                                              $       0.64        (2.27)         - % $      1.23      (1.41)        - %
================================================================================================================================
PROFITABILITY (OPERATING EARNINGS)
Return on average stockholders' equity                         16.19 %      17.74          -         15.92      19.04         -
Net interest margin                                             3.41         3.51          -          3.42       3.60         -
Fee and other income as % of total revenue                     48.32        47.50          -         47.74      47.80         -
Overhead efficiency ratio                                      64.34        64.36          -         64.76      63.31         -
Effective income tax rate                                      31.54 %      32.45          -         31.54      32.11         -
================================================================================================================================
CASH OPERATING EARNINGS
Net income                                              $        723          807        (10)% $     1,407      1,739       (19)%
Diluted earnings per share                                      0.73         0.82        (11)% $      1.43       1.77       (19)%
Return on average tangible stockholders' equity                23.35 %      30.18          -         23.14      32.13         -
Return on average stockholders' equity                         18.04        20.04          -         17.78      21.33         -
Overhead efficiency ratio                                      62.06 %      61.64          -         62.43      60.62         -
Operating leverage                                      $         59         (136)         -             -          -         -
================================================================================================================================
BALANCE SHEET DATA
Securities                                              $     48,055       55,203        (13)% $    48,055     55,203       (13)%
Loans, net                                                   122,492      128,359         (5)      122,492    128,359        (5)
Total assets                                                 245,941      257,994          -       245,941    257,994         -
Total deposits                                               138,567      144,864         (4)      138,567    144,864        (4)
Long-term debt                                                36,060       33,140          9        36,060     33,140         9
Stockholders' equity                                    $     16,144       13,951         16 % $    16,144     13,951        16 %
================================================================================================================================
CAPITAL ADEQUACY
Tier I capital ratio                                            7.37 %       6.65          -          7.37       6.65         -
Total capital ratio                                            11.45        10.57          -         11.45      10.57         -
Leverage ratio                                                  6.00 %       5.34          -          6.00       5.34         -
================================================================================================================================
ASSET QUALITY
Allowance as % of loans, net                                    1.44 %       1.33          -          1.44       1.33         -
Allowance as % of nonperforming assets                           133          193          -           133        193         -
Net charge-offs as % of average loans, net                      0.52         0.69          -          0.53       0.63         -
Nonperforming assets to loans, net, foreclosed
  properties and assets held for sale                           1.23 %       0.87          -          1.23       0.87         -
================================================================================================================================
OTHER DATA
Employees                                                     67,420       72,890         (8)%      67,420     72,890        (8)%
Branches                                                       2,162        2,258         (4)        2,162      2,258        (4)
ATMs                                                           3,419        3,832        (11)        3,419      3,832       (11)
Shares outstanding (In thousands)                            979,205      986,394          -       979,205    986,394         -
Common stock price                                      $      34.94        25.00         40   $     34.94      25.00        40
Book value per common share                                    16.49        14.14         17         16.49      14.14        17
Common stock price to book value                                 212          177          -           212        177         -
Market capitalization                                         34,213       24,660         39        34,213     24,660        39
Dividends paid per common share                         $       0.24         0.48        (50)% $      0.48       0.96       (50)%
================================================================================================================================
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The following discussion and other portions of this Quarterly Report contain various forward-looking statements. Please refer to our 2001 Second Quarter
Report on Form 10-Q for a discussion of various factors that could cause our actual results to differ materially from those expressed in such forward-looking statements.


EARNINGS HIGHLIGHTS

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SUMMARY OPERATING RESULTS

                                                                     Three Months Ended                Six Months Ended
                                                                               June 30,                        June 30,
                                                              --------------------------      -----------------------------
(In millions, except per share data)                                  2001         2000               2001         2000
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
OPERATING EARNINGS
Net interest income (a)                                     $        1,742        1,930              3,476        3,919
Fee and other income                                                 1,629        1,746              3,175        3,588
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  Total revenue (a)                                                  3,371        3,676              6,651        7,507
Provision for loan losses                                              223          228                442          420
Noninterest expense                                                  2,169        2,366              4,307        4,753
Income taxes (a)                                                       330          368                643          782
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Operating earnings                                          $          649          714              1,259        1,552
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Net income (loss)                                           $          633       (2,199)             1,217       (1,359)
Cash operating earnings (b)                                            723          807              1,407        1,739
PER DILUTED SHARE
Operating earnings                                                    0.66         0.73               1.28         1.58
Net income (loss)                                                     0.64        (2.27)              1.23        (1.41)
Cash operating earnings (b)                                 $         0.73         0.82               1.43         1.77
RATIOS
Operating return on average equity                                   16.19 %      17.74              15.92        19.04
Cash operating return on
  average tangible stockholders' equity (b)                          23.35 %      30.18              23.14        32.13
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(a) Tax-equivalent.
(b) Cash operating earnings exclude goodwill and other intangible amortization.
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SUMMARY OF OPERATING RESULTS First Union reported net income of $1.2 billion, or
$1.23 per share, in the first six months of 2001. Operating earnings in the first six months of 2001 were $1.3 billion, or $1.28 per share, and cash operating earnings, which exclude goodwill and other intangible amortization, were $1.4 billion, or $1.43 per share. Operating earnings exclude after-tax net restructuring, merger-related and other charges and gains of $42 million, or 5 cents per share, primarily connected with the completion of the strategic repositioning we announced in June 2000. See Restructuring and Other Charges and
Gains for further information. The net loss for the first six months of 2000 was
$1.4 billion, or $1.41 per share, including after-tax net restructuring, merger-related and other charges of $2.9 billion. Operating earnings in the first six months of 2000 were $1.6 billion, or $1.58 per share, and cash operating earnings were $1.7 billion or $1.77 per share.

Based on operating earnings, First Union's return on average stockholders' equity was 15.92 percent in the first six months of 2001 and 19.04 percent in the first six months of 2000. The cash return on average tangible stockholders' equity was 23.14 percent in the first six months of 2001 and 32.13 percent in the first six months of 2000.

On an operating basis, fee and other income was $3.2 billion in the first six months of 2001, down 12 percent from the first six months of 2000. The decline largely reflected the difficult financial markets that dampened principal investing revenue, which was down $505 million from the first six months of 2000, and commissions, which were down $79 million. The first six months of 2001 included a $75 million gain recorded in connection with the sale of Star
Systems, Inc., an automated teller machine network in which First Union held an interest.



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

On an operating basis, noninterest expense was $4.3 billion in the first six months of 2001, down 9 percent from the first six months of 2000. The decrease in expenses from the first six months of 2000 primarily reflected expense control initiatives and lower variable compensation expense.

On an operating basis, the provision for loan losses was $442 million in the first six months of 2001, an increase of $22 million from the first six months of 2000. The provision exceeded net charge-offs in the first six months of 2001 by $126 million, which included $52 million in provision related to loan sales or transfers to loans held for sale. Net charge-offs in the first six months of 2001 decreased $101 million from the first six months of 2000 to $316 million.
Net charge-offs were 0.53 percent of average net loans in the first six months of 2001, down 10 basis points from the first six months of 2000. Nonperforming assets, including those in loans held for sale, decreased $36 million from December 31, 2000, to $1.6 billion at June 30, 2001. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets were
1.23 percent at June 30, 2001, and 1.22 percent at December 31, 2000.

Excluding the impact of divestitures, transfers and securitizations, period-end loans grew 4 percent from the first six months of 2000 and core deposits also grew 4 percent.

OUTLOOK

On April 16, 2001, First Union and Wachovia Corporation announced a definitive agreement to merge the two companies. The new company will be named Wachovia
Corporation and will be headquartered in Charlotte, North Carolina. On a pro forma basis, based on June 30, 2001 data, the combined company would have assets of $322 billion and a market capitalization of $48 billion. The new company's 19 million customers (including 3.4 million online) would be served by 90,000 employees through a wide selection of distribution channels, including 2,900 branch offices, nearly 600 brokerage offices, over 5,000 ATMs, and online and telephone banking 24 hours a day. It would be the fourth largest banking company in the nation based on assets and the second largest based on U.S. deposits.

The terms of the merger, which will be accounted for as a purchase accounting transaction, call for Wachovia shareholders to receive two First Union shares for each Wachovia common share. In connection with the merger, Wachovia shareholders will have the right to choose either a one-time cash payment of 48 cents per Wachovia common share or two shares of a new class of preferred stock on which the dividend will be the difference between the common stock dividend declared by the combined company and the current Wachovia dividend of 30 cents per share. We expect to complete the transaction in the third quarter of 2001.
On July 31, First Union's shareholders approved the merger and on August 3,
Wachovia shareholders approved the merger, based on preliminary proxy results, which will be certified by an independent vote tabulation service. The Federal
Reserve Board approved the merger on August 13, 2001. First Union's Second
Quarter Report on Form 10-Q for details about First Union's 2001 Annual
Shareholders Meeting.

Since the merger agreement was announced, integration planning efforts have proceeded rapidly:

         o Key senior leadership positions for the major divisions and key business units were named upon the announcement of the merger;

         o A merger transition team and steering committee, composed of individuals from both organizations began immediate planning work;

         o The state chief executive officers and regional presidents for all five of the General Bank's geographic regions were selected; and

         o Business unit reviews have been completed, and a high level operating model for the new Wachovia has been finalized.

In addition, First Union completed on time and on budget the strategic repositioning announced in June 2000 to focus on improved earnings growth from our three core businesses -- the General Bank, Capital Management, and Corporate and Investment Banking (formerly known as Capital Markets). In this strategic repositioning, we disposed of certain businesses, assets and branches that did not provide scale or strategic advantages. We ceased subprime mortgage



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lending at The Money Store and sold our $35 billion residential mortgage servicing portfolio, our $5.7 billion credit card portfolio (of which $1.7 billion was on-balance sheet) and $13 billion of securities. In addition we also sold $5.6 billion of commercial and consumer loans. Of the loans transferred to held for sale in connection with the strategic repositioning, $317 million remained to be sold at June 30, 2001. Nearly half of the $317 million were sold early in the third quarter of 2001. As part of the strategic repositioning, we sold 84 retail branches representing deposits of $2.7 billion and loans of $597 million. Of this total, 26 retail branches, representing $617 million in deposits and $115 million in loans, were sold in the first quarter of 2001. In connection with the strategic repositioning, we have recorded $2.8 billion of net after-tax restructuring and other charges and gains since June 2000.

We are focused on increasing the efficiency and competitiveness of our three core businesses. We will continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance in our core businesses. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core businesses, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities may be expected.

CORPORATE RESULTS OF OPERATIONS

RESTRUCTURING AND OTHER CHARGES AND GAINS In the first six months of 2001, we reported a net charge of $70 million pre-tax in restructuring, merger-related and other charges and gains primarily in connection with the completion of the strategic repositioning. The more significant items related to the strategic repositioning included $73 million in branch sale gains; $71 million in market value write-downs of certain loans held for sale; $45 million of gains related to loan sales and other recoveries from the held for sale portfolio; $166 million of noninterest expense, principally employee termination costs, professional fees, premises consolidation costs and system deconversion costs;
and $73 million of net reversals of previously recorded restructuring charges principally related to finalization of estimates related to employee termination, contract cancellation and occupancy costs. Also included in the $70 million net charge were $20 million in systems integration costs related to the JWGenesis and EVEREN acquisitions, and $14 million in reversals of amounts recorded in the March 1999 restructuring charge based on finalization of employee termination costs.

In 2000 we recorded a restructuring charge of $2.1 billion in connection with the strategic repositioning. At June 30, 2001, the remaining balance of the restructuring accrual was $25 million, which represented amounts still to be paid in employee termination benefits. The restructuring charge included $148 million in employee termination benefits, of which $123 million had been paid through June 30, 2001, for the 4,321 employees terminated in connection with the repositioning. Of the employees terminated, 1,012 were officers of the company and 3,309 were non-officers.

The rest of this discussion of Corporate Results of Operations is on an operating basis, and accordingly, excludes these restructuring, merger-related and other charges and gains.


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AVERAGE BALANCE SHEET AND INTEREST RATES

                                                                     MONTHS ENDED                   Six Months Ended
                                                                    JUNE 30, 2001                      June 30, 2000
                                                       ---------------------------            ----------------------------
                                                               AVERAGE                            Average
(In millions)                                                  BALANCE       RATE                 Balance       Rate
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
Interest-bearing bank balances                       $           2,179       5.04 %         $         822       5.07 %
Federal funds sold                                               7,985       4.89                   9,436       5.56
Trading account assets                                          13,642       6.00                  12,138       6.84
Securities                                                      50,173       7.35                  55,208       7.29
Commercial loans                                                76,821       8.30                  74,945       9.04
Consumer loans                                                  42,708       8.47                  57,103       8.52
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  Total loans                                                  119,529       8.36                 132,048       8.81
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Other earning assets                                            10,691       8.35                   8,256       8.47
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  Total earning assets                                         204,199       7.78                 217,908       8.15
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Interest-bearing deposits                                      109,917       4.49                 111,983       4.45
Federal funds purchased                                         26,072       5.68                  36,024       5.77
Commercial paper                                                 2,487       4.71                   3,152       5.81
Other short-term borrowings                                      9,695       3.21                  10,098       5.24
Long-term debt                                                  36,442       5.71                  33,060       6.44
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  Total interest-bearing liabilities                           184,613       4.83                 194,317       5.10
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Net interest income and margin                       $           3,476       3.42 %         $       3,919       3.60  %
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


NET INTEREST MARGIN Net interest income on a tax-equivalent basis declined 11 percent from the first six months of 2000 to $3.5 billion in the first six months of 2001, largely due to the decreased contribution of strategic derivative positions, branch divestitures in the first quarter of 2001 and in the fourth quarter of 2000, the sale of the credit card portfolio in the third quarter of 2000 and the securitization and sale of home equity loans in the first and second quarters of 2001. This was partially offset by wider spreads in a declining interest rate environment as liabilities repriced faster than assets. The net interest margin, which is the difference between the tax-equivalent yield on earning assets and the equivalent rate paid to fund those assets, declined 18 basis points from the first six months of 2000. The average rate earned on earning assets declined 37 basis points from the first six months of 2000 to 7.78 percent in the first six months of 2001 and the average rate paid on liabilities decreased 27 basis points from the first six months of 2000 to 4.83 percent in the first six months of 2001. The Risk
Management section provides additional information on our methodology for interest rate risk management.



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FEE AND OTHER INCOME

                                                                 Three Months Ended                  Six Months Ended
                                                                           June 30,                          June 30,
                                                        ----------------------------         ----------------------------
(In millions)                                                    2001          2000                2001          2000
-------------------------------------------------------------------------------------------------------------------------
Service charges and fees                             $            486           491                 954           977
Commissions                                                       389           375                 764           843
Fiduciary and asset management fees                               384           374                 765           740
Advisory, underwriting and other
  investment banking fees                                         238           182                 436           391
Principal investing                                               (58)          205                (101)          404
Other income                                                      190           119                 357           233
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Total fee and other income                           $          1,629         1,746               3,175         3,588
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


FEE AND OTHER INCOME On an operating basis, fee and other income was $3.2 billion in the first half of 2001, down 12 percent from the first six months of 2000 largely due to lower principal investing results and lower commissions in difficult financial markets.

The 2 percent decline in services charges and fees reflected the impact of branches we divested in connection with the strategic repositioning.
Commissions, which include brokerage and insurance commissions, decreased $79 million from the exceptionally strong first six months of 2000 to $764 million in the first six months of 2001. Fiduciary and asset management fees grew modestly despite a challenging market environment, reflecting a balanced mix of funds. Mutual fund assets reached a record $90 billion. Advisory, underwriting and other investment banking fees increased 12 percent from the first six months of 2000 primarily due to improved results in fixed income businesses in Corporate and Investment Banking.

Principal investing, which includes the results of investments in equity and mezzanine securities, declined $505 million from the first six months of 2000 to a loss of $101 million in the first six months of 2001.

Other income, which includes results from portfolio securities transactions and asset sales and securitizations, increased $124 million from the first six months of 2000 to $357 million in the first six months of 2001. Other income in the first six months of 2001 included a $75 million gain recorded in connection with the sale of Star Systems, Inc., offset by $34 million in affordable housing write-downs, $16 million in investment securities losses and $44 million in market value write-downs on loans held for sale. The first six months of 2000 included a $47 million charge to provide additional reserves against lease residuals on our discontinued indirect auto lending and leasing business, $19 million in securities losses consisting principally of impairment losses on residual interests, $66 million in market value write-downs on loans held for sale and $34 million in affordable housing write-downs. Asset sales and securitization gains amounted to $76 million in the first six months of 2001, a decline of $36 million from the first six months of 2000.


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NONINTEREST EXPENSE

                                                                      Three Months Ended                 Six Months Ended
                                                                                June 30,                         June 30,
                                                             ----------------------------         ---------------------------
(In millions)                                                         2001          2000               2001          2000
-----------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                            $          1,363         1,396              2,692         2,825
Occupancy                                                              155           155                318           312
Equipment                                                              198           210                403           424
Advertising                                                             11            31                 20            61
Communications and supplies                                            111           122                221           247
Professional and consulting fees                                        69            82                142           153
Goodwill and other intangible amortization                              77           100                155           202
Sundry expense                                                         185           270                356           529
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                         $          2,169         2,366              4,307         4,753
-----------------------------------------------------------------------------------------------------------------------------


NONINTEREST EXPENSE On an operating basis, noninterest expense declined 9 percent from the first six months of 2000 to $4.3 billion in the first six months of 2001, largely reflecting expense control initiatives, divestitures of certain businesses in late 2000, lower variable compensation expense and a decline in goodwill and other intangible amortization. The decline in goodwill and other intangible amortization was principally the result of the second quarter 2000 write-down of $1.8 billion of goodwill and other identified intangibles that were determined to be impaired as a result of the decision to discontinue subprime mortgage lending at The Money Store.

On a cash operating basis, the overhead efficiency ratio was 62.43 percent in the first six months of 2001 and 60.62 percent in the first six months of 2000.

BUSINESS SEGMENTS

First Union's operations are divided into four business segments encompassing more than 60 distinct product and service units. These segments are the General
Bank, Capital Management, Corporate and Investment Banking, and the Parent. The following discussion of segment results is on an operating basis, and accordingly, excludes restructuring and other charges and gains related to the strategic repositioning.

As the result of an in-depth review of our management reporting model, we have designed new methodologies and systems that we believe better reflect the evolution of our three core businesses. We implemented this new management reporting model in the first quarter of 2001, and prior period information has been restated. The key differences are a redefinition of our segments, a significant change in the way intersegment revenues (referral fees) are recorded and changes in cost allocation methodologies. Under our new methodologies, intersegment revenues are paid from the segment that "owns" a product to the segment that "sells" the product, and they are based on comparable fees paid in the market and/or on negotiated amounts that approximate the relative value provided by the selling party. Cost allocations are made for services provided by one business segment to another. Activity-based costing studies are being completed on many business units to better align costs with products and their revenues. In addition, new financial metrics have been implemented, with business units being measured on Risk Adjusted Return on Capital (RAROC) and Economic Profit. RAROC is calculated by dividing economic net income (reported net income adjusted for intangibles amortization and the after-tax impact of expected losses) by economic capital (capital assigned based on a statistical assessment of the credit, market and operating risks taken to generate profits in a particular business unit or product). Economic Profit is economic net income less a charge for the economic capital used to support the business. The charge for economic capital reflects the minimum return that stockholders should expect based on the capital asset pricing model (CAPM). For 2001, we have calculated First Union's cost of capital to be 12 percent.



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GENERAL BANK
PERFORMANCE SUMMARY

                                                                  Three Months Ended                 Six Months Ended
                                                                            June 30,                         June 30,
                                                         ----------------------------        -----------------------------
(In millions)                                                    2001           2000               2001          2000
--------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income                                   $         1,128          1,086              2,213         2,155
Fee and other income                                              390            301                733           607
Intersegment revenue                                               27             25                 52            51
--------------------------------------------------------------------------------------------------------------------------
  Total revenue                                                 1,545          1,412              2,998         2,813
Provision for loan losses                                          98             51                199            70
Noninterest expense                                               935            966              1,843         1,911
Income taxes                                                      169            127                318           269
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $           343            268                638           563
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                       $           251            165                471           336
Risk adjusted return on capital (RAROC)                         38.93 %        30.70              37.82         31.09
Economic capital                                      $         3,744          3,555              3,682         3,546
Overhead efficiency ratio                                       59.29 %        66.83              60.21         66.39
Average loans, net                                    $        65,501         58,105             64,641        57,298
Average core deposits                                 $        99,424         97,499             98,923        97,526
--------------------------------------------------------------------------------------------------------------------------


GENERAL BANK Our General Bank provides leading-edge, customized banking products and a full line of retail investment products through its three major lines of business: Consumer, Commercial and Small Business. Our strategic focus is on providing exceptional customer service combined with leveraging improved customer knowledge to retain and acquire customers, and to deepen and enhance relationships through tailored service. Our retail strategy is to reduce the number of single-service customers and to increase the proportion of our customers who not only transact, but also save, invest and borrow with us. Our wholesale strategy is to provide a comprehensive array of financial solutions, including traditional commercial lending and cash management products, and to provide access to more sophisticated asset management and capital markets products and services through our sales and service partnership with Capital Management and with Corporate and Investment Banking.

Our multiple channels are fully integrated, which enables customers to have a single view of their accounts and a choice on whether to use our full-service retail financial centers, direct telephone bank, ATMs or the Internet.

On an operating basis, General Bank total revenue increased 7 percent to $3 billion in the first six months of 2001 largely due to improved sales production and a renewed focus on attracting low cost core deposits. Fee and other income, which reflected improved service charge income, higher mortgage-related income and strong debit card revenues, increased 21 percent to $733 million. Net interest income, reflecting average loan growth of $7 billion, increased modestly. The provision for loan losses increased $129 million from the first half of 2000. The Consumer provision increased $83 million, of which $31 million was related to a write-down on nonperforming loans moved to assets held for sale and increased charge-offs related to the normal aging of a growing First Union Home Equity portfolio. The Commercial and Small Business provisions increased $46 million.

Average net loans grew 13 percent from the first half of 2000, largely due to across-the-board growth in Consumer loans, which increased $5 billion. The $2 billion increase in average commercial and small business loans from the first six months of 2000 to $31 billion in the first six months of 2001 was driven by a $1 billion increase in commercial real estate loans. General Bank average core deposits were $99 billion in the first six months of 2001, an increase of $1 billion from the first six months of 2000. Both Consumer and Commercial deposits increased, primarily in interest checking, savings and money market accounts, reflecting our focus on acquiring low cost core deposits.

-------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT
PERFORMANCE SUMMARY

                                                                  Three Months Ended                 Six Months Ended
                                                                            June 30,                         June 30,
                                                        -----------------------------    -----------------------------
(In millions)                                                    2001           2000              2001           2000
-------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income                                  $             78             90               156            180
Fee and other income                                              771            752             1,536          1,603
Intersegment revenue                                              (11)           (13)              (23)           (26)
-------------------------------------------------------------------------------------------------------------------------
  Total revenue                                                   838            829             1,669          1,757
Provision for loan losses                                           -              -                 -              -
Noninterest expense                                               667            624             1,326          1,338
Income taxes                                                       58             70               117            142
-------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                 $            113            135               226            277
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                      $             82            105               164            214
Risk adjusted return on capital (RAROC)                         45.32 %        55.54             45.63          54.55
Economic capital                                     $            986            972               986          1,012
Overhead efficiency ratio                                       79.47 %        75.23             79.31          76.09
Average loans, net                                   $          4,559          4,250             4,528          4,138
Average core deposits                                $          7,976          7,888             7,989          7,814
-------------------------------------------------------------------------------------------------------------------------


CAPITAL MANAGEMENT Our Capital Management Group (CMG) has created a growing and diversified brokerage, insurance, trust, wealth and asset management business with products and services that provide the link between traditional banking and investing for retail and institutional customers. CMG is organized into three major lines of business: Retail Brokerage Services, which includes the retail brokerage, insurance and retail investment group; Asset Management, which includes mutual funds and customized investment advisory services; and Wealth and Trust Services, which includes private capital management and corporate and institutional trust services. CMG offers a full line of investment products and services distributed through multiple channels, including our national retail brokerage branch network, full-service retail financial centers in our East Coast marketplace and online brokerage. Assets under management increased modestly from year-end 2000 to $172 billion at June 30, 2001, as the trust and mutual fund units continued to gain net new assets despite the unsettled market conditions.

On an operating basis, Capital Management total revenue was $1.7 billion in the first six months of 2001. This represented a 5 percent decline from an exceptionally strong first six months of 2000, largely reflecting lower brokerage commissions and the impact of lower market valuations. Net interest income declined $24 million from the first six months of 2000 to $156 million in the first six months of 2001. Noninterest expense was relatively flat at $1.3 billion in the first six months of 2000 and of 2001.

Fee and other income in Retail Brokerage Services declined $75 million from the first six months of 2000 to $991 million in the first six months of 2001. Broker client assets increased modestly from year-end 2000 to $205 billion at June 30, 2001. In the same period, the NASDAQ Composite declined 13 percent and the S&P 500 declined 7 percent.

Asset Management fee and other income was essentially unchanged from the first six months of 2000 at $309 million. Despite a challenging economic environment, assets in the First Union-advised Evergreen mutual funds increased $5 billion from year-end 2000 to $90 billion at June 30, 2001, reflecting period-end improvement in the equity markets and solid net money market sales.

Wealth and Trust Services fee and other income declined $3 million from the first six months of 2000 to $257 million in the first six months of 2001, also reflecting the decline in equity market values. Wealth and Trust Services had $4.5 billion in average net loans in the first six months of 2001, an increase of $386 million from the first six months of 2000, and average core deposits of $7.9 billion, an increase of $167 million from the first six months of 2000.

--------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT BANKING
PERFORMANCE SUMMARY

                                                                  Three Months Ended                 Six Months Ended
                                                                            June 30,                         June 30,
                                                        -----------------------------    -----------------------------
(In millions)                                                    2001           2000              2001           2000
--------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income                                  $            455            376               880            778
Fee and other income                                              333            533               645          1,078
Intersegment revenue                                              (15)           (12)              (27)           (24)
--------------------------------------------------------------------------------------------------------------------------
  Total revenue                                                   773            897             1,498          1,832
Provision for loan losses                                          93            126               163            215
Noninterest expense                                               490            509               957            964
Income taxes                                                       37             63                75            172
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                 $            153            199               303            481
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                      $             (4)            72               (26)           217
Risk adjusted return on capital (RAROC)                         11.74 %        16.91             11.16          19.62
Economic capital                                     $          6,112          5,940             6,195          5,739
Overhead efficiency ratio                                       59.93 %        54.36             60.38          50.53
Average loans, net                                   $         41,145         42,787            41,824         42,033
Average core deposits                                $         10,202          8,928             9,835          9,069
--------------------------------------------------------------------------------------------------------------------------


CORPORATE AND INVESTMENT BANKING Our Corporate and Investment Banking products and services are designed to provide a full range of capital raising, market making and financial advisory services to meet the needs of corporate and institutional clients. Our strategy is to focus on middle-market and growth companies, and we leverage the strong relationship coverage in our East Coast banking markets with an integrated investment banking and corporate banking approach focused on eight key industries nationwide: technology, telecommunications, communications, healthcare, business and consumer services, industrial growth, real estate and financial institutions. We provide full execution including corporate finance, equity research, merger and acquisition advisory services, debt and equity financing, and trade finance and foreign exchange for domestic customers and correspondent financial institutions around the world.

Corporate Banking includes large corporate lending, commercial leasing and rail, and international operations. Investment Banking includes principal investing; equity capital markets; loan syndications; high yield debt; merger and acquisition advisory services; fixed income sales and trading; the municipal group; foreign exchange; derivatives; structured products; real estate capital markets; and asset securitization.

On an operating basis, Corporate and Investment Banking total revenue was $1.5 billion in the first six months of 2001, a decline of $334 million from the first six months of 2000 largely the result of a $505 million decline in principal investing revenue. Excluding principal investing, total revenue increased 13 percent and operating earnings were up 77 percent from the first six months of 2000, representing broad growth in Corporate and Investment Banking businesses, particularly in fixed income sales and trading. Corporate and Investment Banking noninterest expense decreased 1 percent from the first six months of 2000 to $957 million in the first six months of 2001 reflecting expense control initiatives and the impact of the 2000 strategic repositioning.

Corporate Banking fee and other income increased $18 million from the first six months of 2000 to $339 million in the first six months of 2001, with improved results in international operations and corporate lending, offset by lower structured products leasing results.

Investment Banking fee and other income declined $451 million from the first six months of 2000 to $306 million in the first six months of 2001, primarily as a result of a $101 million net loss in principal investing compared with a gain of $404 million in the same period of 2000. The net loss in principal investing was primarily from $206 million of net impairment losses in private equity securities. Results for certain agency businesses also were dampened due to the difficult market conditions. This was offset by a strong performance in fixed income, where revenue grew by $117 million from the first six months of 2000.

Overall results in the agency businesses were relatively flat in difficult markets. Increases in equity capital markets offset declines in loan syndication. Results in the structured products businesses were negatively affected by $75 million in losses in asset securitization related to certain nonperforming securities, offset by increases in corporate real estate and structured finance.

The revenues from Investment Banking businesses are typically more volatile than revenues from more traditional banking businesses and can vary significantly from period to period with market conditions.

PARENT Parent includes all of our asset and liability management functions. Parent also includes the goodwill asset and the associated amortization expense and funding cost; certain nonrecurring revenue items discussed in the Fee and Other Income section; certain expenses that are not allocated to the business segments; corporate charges; and the results of our divested mortgage, credit card, The Money Store home equity lines and indirect auto lending and leasing businesses.

The Funding Sources and Risk Management sections provide information about our funding sources and asset and liability management functions.

BALANCE SHEET ANALYSIS

SECURITIES The securities portfolio, all of which is classified as securities available for sale, consists primarily of U.S. Government agency and asset-backed securities. Activity in this portfolio is undertaken primarily to manage liquidity and interest rate risk and to take advantage of market conditions that create more economically attractive returns on these investments. At June 30, 2001, we had securities with a market value of $48 billion, a decrease of $1 billion from December 31, 2000.

Included in securities at June 30, 2001, were residual interests with a market value of $392 million, which included a net unrealized gain of $48 million. These residual interests resulted from securitizations of SBA, student, auto and home equity loans. At December 31, 2000, securities included residual interests with a market value of $298 million, which included a net unrealized gain of $43 million.

The average rate earned on securities was 7.35 percent in the first six months of 2001 and 7.29 percent in the first six months of 2000. The average maturity of the portfolio was 6.42 years at June 30, 2001.

----------------------------------------------------------------------------------------------------------------------
LOANS - ON-BALANCE SHEET

                                                                      2001                                    2000
                                               ----------------------------   -------------------------------------
                                                      SECOND         First       Fourth        Third        Second
(In millions)                                        QUARTER       Quarter      Quarter      Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Commercial, financial and agricultural       $        52,516        52,687       54,207       53,325        53,870
Real estate - construction and other                   3,060         3,345        3,104        2,751         2,600
Real estate - mortgage                                 7,964         9,187        9,218        9,286         9,239
Lease financing                                       16,903        16,625       15,465       13,997        13,181
Foreign                                                5,920         5,396        5,453        5,548         4,956
----------------------------------------------------------------------------------------------------------------------
Total commercial                                      86,363        87,240       87,447       84,907        83,846
----------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage                                17,277        17,678       17,708       19,108        25,204
Installment loans                                     24,597        23,253       22,972       22,634        21,797
Vehicle leasing                                        1,231         1,640        2,115        2,600         3,112
----------------------------------------------------------------------------------------------------------------------
Total consumer                                        43,105        42,571       42,795       44,342        50,113
----------------------------------------------------------------------------------------------------------------------
Total loans                                          129,468       129,811      130,242      129,249       133,959
Unearned income                                        6,976         6,958        6,482        5,830         5,600
----------------------------------------------------------------------------------------------------------------------
Loans, net (on-balance sheet)                $       122,492       122,853      123,760      123,419       128,359
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
LOANS - MANAGED PORTFOLIO
(Including on-balance sheet)

                                                                      2001                                    2000
                                               ----------------------------   -------------------------------------
                                                      SECOND        Second       Second       Second        Second
(In millions)                                        QUARTER       Quarter      Quarter      Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------
Commercial                                   $        93,016        94,838       93,277       90,971        89,583
Real estate - mortgage                                22,196        22,692       22,274       23,621        26,394
Installment loans                                     50,561        50,216       50,208       50,547        54,815
Vehicle leasing                                        1,231         1,640        2,115        2,600         3,112
----------------------------------------------------------------------------------------------------------------------
Total managed portfolio                      $       167,004       169,386      167,874      167,739       173,904
----------------------------------------------------------------------------------------------------------------------


LOANS Net loans were $122 billion at June 30, 2001, and $124 billion at December 31, 2000. Commercial loans represented 67 percent and consumer loans 33 percent of the loan portfolio at June 30, 2001. Managed loans decreased $870 million from December 31, 2000, to $167 billion at June 30, 2001, largely related to a decline in vehicle leasing. The average rate earned on loans decreased 45 basis points from the first half of 2000 to 8.36 percent in the first half of 2001, which was in line with reductions in interest rates.


At June 30, 2001, unused loan commitments related to commercial and consumer loans were $95 billion and $34 billion, respectively. Commercial and standby letters of credit were $14 billion. Loan participations sold to other lenders amounted to $4.2 billion at June 30, 2001.

----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY

                                                                               2001                                       2000
                                                      ------------------------------   ----------------------------------------
                                                              SECOND          First        Fourth          Third        Second
(In millions)                                                QUARTER        Quarter       Quarter        Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------------------
Loans, net                                          $        122,492        122,853       123,760        123,419       128,359
Allowance for loan losses                           $          1,760          1,759         1,722          1,720         1,706
Allowance as % of loans, net                                    1.44  %        1.43          1.39           1.39          1.33
Allowance as % of nonperforming assets                           133  %         132           135            181           193
Net charge-offs                                     $            157            159           192            142           228
Net charge-offs as % of average loans, net                      0.52  %        0.53          0.64           0.46          0.69
Nonperforming assets
  Nonaccrual loans                                  $          1,223          1,231         1,176            854           791
  Foreclosed properties                                          104            106           103             97            93
  Loans held for sale                                            250            344           334            349           331
----------------------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                      $          1,577          1,681         1,613          1,300         1,215
----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets to loans, net,
  foreclosed properties and assets held for sale                1.23 %         1.30          1.22           0.98          0.87
----------------------------------------------------------------------------------------------------------------------------------


NONPERFORMING ASSETS At June 30, 2001, nonperforming assets were $1.6 billion, a decrease of $36 million from December 31, 2000. This included $250 million in nonperforming loans classified as assets held for sale. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets were
1.23 percent at June 30, 2001, and 1.22 percent at December 31, 2000.

Nonperforming loans reduce interest income because the contribution from these loans is eliminated or sharply reduced. In the first half of 2001, $107 million in gross interest income would have been recorded if all nonaccrual and restructured loans had been performing in accordance with their original terms and if they had been outstanding throughout the entire period (or since origination if held for part of the period). The amount of interest income recorded on these loans in the first half of 2001 was $22 million.

Impaired loans, which are included in nonperforming loans, amounted to $1.3 billion at June 30, 2001, and $923 million at December 31, 2000. Included in the allowance for loan losses at June 30, 2001, was $116 million related to $788 million of impaired loans. The remaining impaired loans were recorded at or below either the fair value of collateral or the present value of expected future cash flows. In the first half of 2001, the average recorded investment in impaired loans was $1.0 billion, and $11 million of interest income was recognized on impaired loans. This income was recognized using the cash-basis method of accounting.

PAST DUE LOANS Accruing loans 90 days or more past due, excluding loans that are classified as held for sale, amounted to $213 million at June 30, 2001, and $183 million at December 31, 2000. Of these past due loans at June 30, 2001, $26 million were commercial loans or commercial real estate loans and $187 million were consumer loans. Loans 30 to 89 days past due were $679 million at June 30, 2001.

NET CHARGE-OFFS Net charge-offs were 0.53 percent of average net loans in the first half of 2001 and 0.63 percent in the first half of 2000. Net charge-offs declined $101 million from the first half of 2000 to $316 million in the first half of 2001. This reflected a $79 million decline in consumer net charge-offs primarily related to the sale of the credit card portfolio and a $22 million decrease in net charge-offs in the commercial portfolio in the first half of 2001.

PROVISION AND ALLOWANCE FOR LOAN LOSSES The provision for loan losses declined $780 million from the first half of 2000 to $442 million in the first half of 2001. The provision in the first half of 2001 included $52 million related to the sale or transfer of loans to held for sale compared with $537 million, most of which related to the strategic repositioning, in the same period of 2000. The provision related to the transfer of loans was recorded to reduce the carrying value of these loans to their respective fair values.

The allowance for loan losses was $1.8 billion at June 30, 2001, and $1.7 billion at December 31, 2000. The allowance as a percentage of net loans was
1.44 percent at June 30, 2001, and 1.39 percent at December 31, 2000.

Loans transferred to held for sale are carried at the lower of cost or market value and, accordingly, they are not included in the evaluation of the adequacy of the allowance for loan losses subsequent to the transfer.

LOANS HELD FOR SALE In the first half of 2001, we securitized $3.2 billion of The Money Store home equity loans that had been classified as held for sale. In connection with this securitization, at June 30, 2001, we retained as securities available for sale $757 million of investment grade securities, $117 million of non-investment grade securities and $12 million of residual interests. We also sold $226 million of commercial loans from loans held for sale. Of the $7.9 billion of loans that were transferred to held for sale in the second and third quarters of 2000 in connection with the strategic repositioning, $317 million remained in held for sale at June 30, 2001, and nearly half of these were sold early in the third quarter of 2001.

FUNDING SOURCES

CORE DEPOSITS Core deposits were $121 billion at June 30, 2001, a decline of $1 billion from December 31, 2000. Core deposits increased 4 percent from the first half of 2000 excluding a $2.8 billion impact from the divestiture of deposits in the first quarter of 2001 and fourth quarter of 2000.

Our renewed focus on gathering deposits has stemmed a negative growth trend of the previous two years, and led to deposit growth in low cost core deposits in the first half of 2001, offsetting a decline in consumer CD balances. We also continue to meet customer demand for alternative investment products or deposits, depending on the customers' needs.

In the first half of 2001 and 2000, average noninterest-bearing deposits were 23 percent and 24 percent, respectively, of average core deposits.

The portion of core deposits in higher-rate, other consumer time deposits was 27 percent at June 30, 2001, and 29 percent at December 31, 2000. Other consumer time and other noncore deposits usually pay higher rates than savings and transaction accounts, but they generally are not available for immediate withdrawal. They are also less expensive to process.

PURCHASED FUNDS Average purchased funds, which include wholesale borrowings with maturities of 12 months or less, were $57 billion in the first half of 2001 and $72 billion in the first half of 2000. The decrease from the first half of 2000 was due to lower funding needs, primarily the result of the sale of $13 billion in securities in connection with our strategic repositioning. Purchased funds at June 30, 2001, were $52 billion and at December 31, 2000, $60 billion.

LONG-TERM DEBT Long-term debt was $36 billion at June 30, 2001, and at December 31, 2000. In the second half of 2001, scheduled maturities of long-term debt amount to $5.1 billion. We anticipate either extending the maturities of these obligations or replacing the maturing obligations.

Long-term debt included $2 billion of trust capital securities at June 30, 2001, and at December 31, 2000. Subsidiary trusts issued these capital securities and used the proceeds to purchase junior subordinated debentures from the parent company. These capital securities are considered tier 1 capital for regulatory purposes.

Our principal banking subsidiary, First Union National Bank, has available global note programs for the issuance of up to $45 billion of senior and subordinated notes. Under these programs, $16 billion of long-term debt has been issued and was outstanding at June 30, 2001. The sale of any additional notes will depend on future market conditions, funding needs and other factors.

Additionally in the second quarter of 2001, a subsidiary of First Union National Bank issued $2.5 billion of 5.65 percent collateralized notes due in 2006. The notes are collateralized primarily by investment grade securities and prime home equity loans and they are redeemable at any time at the subsidiary's option.

Under a shelf registration statement filed with the Securities and Exchange Commission, we have $2.4 billion of senior or subordinated debt securities, common stock or preferred stock available for issuance. The sale of any additional debt or equity securities will depend on future market conditions, funding needs and other factors.

CREDIT LINES We have a $175 million committed back-up line of credit that expires in July 2002. This credit facility contains covenants that require First Union to maintain a minimum level of tangible net worth, restrict double leverage ratios and require capital levels at subsidiary banks to meet regulatory standards. First Union has not used this line of credit.

STOCKHOLDERS' EQUITY The management of capital in a regulated banking environment requires a balance between maximizing leverage and return on equity while maintaining sufficient capital levels and related ratios to satisfy regulatory requirements. We have historically generated attractive returns on equity to our stockholders while maintaining sufficient regulatory capital ratios.

Stockholders' equity was $16 billion at June 30, 2001, and $15 billion at December 31, 2000. Common shares outstanding amounted to 979 million at June 30, 2001, and 980 million at December 31, 2000. In the first half of 2001, we repurchased 2 million shares at a cost of $105 million under a forward purchase contract. We also repurchased 2 million shares of common stock at a cost of $67 million in the open market. At June 30, 2001, we had authority to repurchase up to 99 million shares of our common stock. In the first half of 2000, we repurchased 11 million shares of common stock at a cost of $353 million. Since April 16, 2001, (the date on which the proposed merger of Wachovia and First Union was announced), Wachovia and its affiliates have purchased approximately $550 million of First Union common stock in the open market. Wachovia and its affiliates may continue to purchase First Union common stock from time to time in the future consistent with applicable legal and regulatory requirements.

At June 30, 2001, we had equity forward contracts outstanding involving 13 million shares at an aggregate cost of $600 million and forward purchase contracts outstanding involving 33 million shares at an aggregate cost of $1.2 billion. These contracts mature at various times in 2001 and 2002 and can be extended by mutual consent of the counterparties. In the first half of 2001, we settled a forward purchase contract by purchasing 2 million shares at a cost of $105 million, and we settled a contract for 4 million shares on a net shares basis resulting in no net repurchase of shares. The forward price of the shares subject to equity forward and forward purchase contracts is the share price at the inception of the contract plus a premium that accrues over the life of the contract, net of dividends paid to the counterparty.

In calculating diluted earnings per share, the premium component of the forward price on equity forward contracts is subtracted in calculating income available to common stockholders. For forward purchase contracts, diluted shares include the share equivalent of the excess of the forward price over the current market price of the shares. In the first half of 2001, this had the effect of reducing diluted earnings per share by 2 cents. We anticipate that the impact on diluted earnings per share for 2001 will be approximately 3 cents. We anticipate that we will settle approximately $500 million in equity forward contracts in the third quarter of 2001.

We paid $471 million in dividends to common stockholders in the first half of 2001 and $949 million in the first half of 2000. The decline from the first half of 2000 reflected a 50 percent reduction in the dividend rate to 24 cents per share, effective with the March 2001 dividend. This represented a dividend payout ratio on operating earnings of 37.50 percent in the first half of 2001 and 60.76 percent in the first half of 2000.

SUBSIDIARY DIVIDENDS First Union National Bank is the largest source of parent company dividends. Capital requirements established by regulators limit dividends that this subsidiary and certain other of our subsidiaries may pay. Under these and other limitations, which include an internal requirement to maintain all deposit-taking banks at the well-capitalized level, at June 30, 2001, our subsidiaries had $756 million available for dividends that could be paid without prior regulatory approval. Our subsidiaries paid $1.0 billion in dividends to the parent company in the first half of 2001.

REGULATORY CAPITAL At June 30, 2001, our tier 1 and total capital ratios were
7.37 percent and 11.45 percent, respectively, and 6.65 percent and 10.57 percent, respectively, at June 30, 2000. Our leverage ratio at June 30, 2001, was 6.00 percent and at June 30, 2000, 5.34 percent. At June 30, 2001, our deposit-taking subsidiary banks met the capital and leverage ratio requirements for well capitalized banks.

RISK MANAGEMENT

First Union is in the business of managing risk to create shareholder value. Our objective is to earn competitive returns from our various business activities at acceptable risk levels. This involves identifying and monitoring the risks, and ensuring that the risks taken are within prudent limits and that they are appropriately priced. The policies, strategies and methodologies underlying our management of credit, market, operational, liquidity and interest rate risk are discussed in more detail in our 2000 Annual Report on Form 10-K. Our credit risk management activities are addressed in the Asset Quality section.

MARKET RISK MANAGEMENT We trade a variety of debt securities and foreign exchange instruments, as well as financial and foreign currency derivatives, in order to provide customized solutions for the risk management needs of our customers. We maintain diversified trading positions in the interest rate, equity and foreign exchange markets. Risk is controlled through the use of value-at-risk (VAR) limits and an active, independent monitoring process. Our policies provided for a 1-day VAR limit of $30 million in the first half of 2001.

We use the VAR methodology for measuring the market risk of our trading positions. This statistical methodology uses recent market volatility to estimate within a given level of confidence the maximum trading loss over a period of time that we would expect to incur from an adverse movement in market rates and prices over the period. We calculate 1-day and 10-day VAR at the 97.5 percent and 99 percent confidence levels, respectively. VAR is estimated using the variance-covariance methodology. The VAR model accounts for correlation among the various risk drivers and uses historical data from the most recent 252 trading days. The VAR model is supplemented by stress testing on a daily basis. The analysis captures all financial instruments that are considered trading positions. The total 1-day VAR was $10 million at June 30, 2001, and $15 million at December 29, 2000, and primarily relates to interest rate risk and equity risk. The high, low and average VARs in the first half of 2001 were $16 million, $9 million and $12 million, respectively.

INTEREST RATE RISK MANAGEMENT Managing interest rate risk is fundamental to banking. The inherent maturity and repricing characteristics of our day-to-day lending and deposit activities create a naturally asset-sensitive structure. By using a combination of financial instruments, we manage the sensitivity of earnings to changes in interest rates within our established policy guidelines. The Asset/Liability Management Committee oversees the interest rate risk management process and approves policy guidelines. Balance sheet management and finance personnel monitor the day-to-day exposure to changes in interest rates in response to loan and deposit flows. They make adjustments within established policy guidelines.

In analyzing interest rate sensitivity for policy measurement, we compare our forecasted earnings per share in both a "high rate" and "low rate" scenario to base-line scenarios. One base-line scenario is our estimated most likely path for future short-term interest rates over the next 24 months. The second base-line scenario holds short-term rates flat at their current level over our forecast horizon. The "high rate" and "low rate" scenarios assume gradual 200 basis point increases or decreases in the federal funds rate from the beginning point of each base-line scenario over the next 12-month period. Our policy limit for the maximum negative impact on earnings per share resulting from "high rate" or "low rate" scenarios is 5 percent. The policy limit applies to both the "most likely rate" and the "flat rate" base-line scenarios. The policy measurement period is 12 months in length, beginning with the first month of the forecast.

EARNINGS SENSITIVITY Our "flat rate" scenario holds the federal funds rate constant at 3.75 percent through June 2002. Based on our June 2001 outlook, if interest rates were to follow our "high rate" scenario (i.e., a 200 basis point increase in short-term rates from our "flat rate" scenario), our earnings sensitivity model indicates earnings during the policy measurement period would be negatively affected by 2.9 percent. Our model indicates that earnings would benefit by 3.8 percent in our "low rate" scenario (i.e., a 200 basis point decline in short-term rates from our "flat rate" scenario).

For our "most likely rate" scenario, we currently believe the market forward implied rate ("market rate") is the most appropriate. This scenario assumes the federal funds rate gradually declines to approximately 3.60 percent by October 2001, then gradually rises to 4.50 percent by the end of June 2002. Sensitivity to the "market rate" scenario is measured using a gradual 200 basis point increase over a 12-month period. Our model indicates that earnings would be negatively affected by 2.9 percent in a "high rate" scenario relative to the market rate over the policy period.

In addition to the standard scenarios used to analyze rate sensitivity over the policy measurement period, we regularly analyze the potential impact of other more extreme interest rate scenarios. These alternate "what if" scenarios may include interest rate paths that are higher, lower and more volatile than those used for policy measurement. We also perform our analysis for time periods that reach beyond the 12-month policy period. For example, based on our June 2001 outlook, if interest rates remain consistent with our "market rate" scenario until June 1, 2002, and then increase by 200 basis points during 2002, earnings in 2002 would decline by 2.9 percent.

While our interest rate sensitivity modeling assumes that management takes no action, we regularly assess the viability of strategies to reduce unacceptable risks to earnings, and we implement such strategies when we believe those actions are prudent. As new monthly outlooks become available, we formulate strategies aimed at protecting earnings from the potential negative effects of changes in interest rates.

DERIVATIVE INSTRUMENTS USED FOR INTEREST RATE RISK MANAGEMENT As part of our overall interest rate risk management strategy, we use derivatives as a cost- and capital-efficient way to hedge certain assets, liabilities and forecasted transactions. We believe we have appropriately controlled the risk so that derivatives used for interest rate risk management will not have any significant unintended effect on corporate earnings. The impact of derivatives on our earnings and rate sensitivity is fully incorporated in the earnings simulation model in the same manner as other financial assets and liabilities.

At June 30, 2001, the fair value of derivatives used to manage our interest rate sensitivity was $397 million, based on a notional amount of $139 billion, and $761 million, based on a notional amount of $176 billion, at December 31, 2000. The net impact of hedge-related derivatives on the results of operations in the first half of 2001 amounted to a 14 basis point contribution to net interest margin and net loss of $4 million in other fee income.

Although derivatives do not expose us to credit risk equal to the notional amount, we are exposed to credit risk equal to the extent of the fair value gain in a derivative if the counterparty fails to perform. We minimize the credit risk in these instruments by dealing only with high-quality counterparties. Each transaction is specifically approved for applicable credit exposure. At June 30, 2001, the total mark-to-market related credit risk for derivative transactions in excess of counterparty thresholds was $869 million. The fair value of collateral held exceeded the total mark-to-market related credit risk in excess of counterparty thresholds as of that date. For nondealer transactions, the need for collateral is evaluated on an individual transaction basis, and it is primarily dependent on the financial strength of the counterparty.

ACCOUNTING AND REGULATORY MATTERS

In July 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase method. Also under SFAS 141, identified intangible assets acquired in a purchase business combination must be separately valued and recognized on the balance sheet if they meet certain requirements.

Under the provisions of SFAS 142, goodwill and identified intangible assets with indefinite useful lives are not subject to amortization. Rather they are subject to impairment testing on an annual basis, or more often if events or circumstances indicate that there may be impairment. Identified intangible assets that have a finite useful life are amortized over that life in a manner that reflects the estimated decline in the economic value of the intangible asset, and reviewed for impairment when events or circumstances indicate that there may be impairment.

The corporation is required to adopt the provisions of SFAS 141 immediately and SFAS 142 on January 1, 2002. Any goodwill and any identified intangible assets determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001, will not be subject to amortization. Goodwill and intangible assets acquired in purchase business combinations completed before July 1, 2001, will continue to be amortized through December 31, 2001. Upon adoption of SFAS 142 on January 1, 2002, all amortization of goodwill and identified intangible assets with indefinite useful lives will cease.

The goodwill and identified intangible assets with indefinite useful lives recorded in connection with the acquisition of Wachovia will not be subject to amortization. All other goodwill and identified intangible assets with indefinite useful lives for acquisitions completed before July 1, 2001, will continue to be amortized for the rest of 2001, after which all goodwill amortization will cease. Goodwill amortization expense will amount to approximately $60 million in each of the third and fourth quarters of 2001.

Under the provisions of SFAS 142, all goodwill and identified intangible assets with an indefinite useful life must be tested for impairment as of January 1, 2002. This test involves assigning tangible and intangible assets, liabilities and goodwill to reporting units and comparing the fair value of each reporting unit to its carrying value. If the fair value is less that the carrying value, a further test is required to measure the amount of goodwill impairment. In accordance with the timetable specified in the standard, any resulting impairment will be recorded in the statement of income as the cumulative effect of a change in accounting principle.

The only significant identified intangible asset currently recorded on our balance sheet is deposit base intangible (DBI) that, under the provision of SFAS 141, is an identified intangible asset subject to amortization. Accordingly, we will continue to amortize the existing DBI as well as the amount recorded in connection with the Wachovia acquisition that we estimate at approximately $1.8 billion. We are currently in the process of determining whether there are other intangible assets associated with the Wachovia acquisition and the methodology we will use to determine their respective fair values as of the acquisition date.

Because of the recent release of these new standards and the extensive analysis that will be required to adopt them, including performing the transitional impairment tests, we are not in a position to estimate the impact of adopting these standards, including whether any impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which revises the criteria for accounting for securitizations and other transfers of financial assets and collateral, and introduces new disclosures. SFAS 140 replaces SFAS 125, which was issued in June 1996. The enhanced disclosure requirements were effective for year-end 2000. The other provisions of SFAS 140 related to transfers of financial assets and extinguishments of liabilities were adopted on April 1, 2001. The effect of SFAS 140 on the corporation was not material.

In 1998 the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS 137 and SFAS 138. These standards establish the accounting and reporting model for derivatives and hedging activities. SFAS 133 requires that all derivatives be recognized as assets or liabilities in the balance sheet and that these instruments be measured at fair value through adjustments to either other comprehensive income or to current earnings, depending on the purpose for which the derivative is held.

On January 1, 2001, we recorded the cumulative effect of adopting SFAS 133, which consisted of two components, one included in the results of operations and the other in other comprehensive income. This cumulative effect also included the fair value of freestanding derivatives and certain derivatives that are embedded in other contracts. This cumulative effect of adopting SFAS 133 that was recognized in the results of operations on January 1, 2001, amounted to a $3 million after-tax gain.

The cumulative effect of adopting SFAS 133 that was included in other comprehensive on January 1, 2001, amounted to a net after-tax unrealized gain of $138 million and the net after-tax unrealized gain on the securities that were reclassified to securities available for sale was $53 million.

Legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against an institution, including federal funds and letters of credit, in the liquidation or other resolution of such an institution by any receiver.

In 1999 the Gramm-Leach-Bliley Financial Modernization Act of 1999 (Modernization Act) became law. The Modernization Act allows bank holding companies meeting management, capital and Community Reinvestment Act standards to engage in a substantially broader range of nonbanking activities than was permissible before enactment, including underwriting insurance and making merchant banking investments in commercial and financial companies. It also allows insurers and other financial services companies to acquire banks; removes various restrictions that currently apply to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities activities. This part of the Modernization Act became effective in March 2000. In 2000 First Union became a financial holding company pursuant to the Modernization Act and is thereby permitted to engage in the broader range of activities that the Modernization Act permits.

The Modernization Act also modifies current law related to financial privacy and community reinvestment. The new privacy provisions will generally prohibit financial institutions, including First Union, from disclosing nonpublic personal financial information to non-affiliated third parties unless customers have the opportunity to "opt out" of the disclosure.

Various legislative and regulatory proposals concerning the financial services industry are pending in Congress, the legislatures in states in which we conduct operations and before various regulatory agencies that supervise our operations. Given the uncertainty of the legislative and regulatory process, we cannot assess the impact of any such legislation or regulations on our financial condition or results of operations.

TABLE 1
SELECTED STATISTICAL DATA

-------------------------------------------------------------------------------------------------------------------------

                                                                                 2001                               2000
                                                              ------------------------  ---------------------------------

                                                                   Second       First      Fourth      Third      Second
(Dollars in millions, except per share data)                      Quarter     Quarter     Quarter    Quarter     Quarter
-------------------------------------------------------------------------------------------------------------------------
PROFITABILITY (a)
Diluted earnings per share                                  $        0.66        0.62        0.69       0.71        0.73
Diluted earnings per share - cash earnings                  $        0.73        0.69        0.76       0.79        0.82
Return on average stockholders' equity                              16.19 %     15.64       15.36      15.76       17.74
Return on average tangible stockholders' equity - cash earnings     23.35       22.91       21.55      22.15       30.18
Net interest margin (b)                                              3.41        3.42        3.46       3.52        3.51
Fee and other income as % of total revenue                          48.32       47.13       47.38      46.93       47.50
Overhead efficiency ratio - cash earnings                           62.06 %     62.80       61.46      64.17       61.64
Operating leverage - cash earnings (c)                      $          59         (67)         31       (154)       (136)
Effective income tax rate                                           31.54 %     31.54       31.21      30.43       32.45
-------------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 capital ratio                                                 7.37 %      7.18        7.02       7.00        6.65
Total capital ratio                                                 11.45 %     11.33       11.19      11.32       10.57
-------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of loans, net                                         1.44 %      1.43        1.39       1.39        1.33
Allowance as % of nonperforming assets (d)                            133         132         135        181         193
Net charge-offs as % of average loans, net                           0.52        0.53        0.64       0.46        0.69
Nonperforming assets as % of loans, net,
  foreclosed properties and assets held for sale                     1.23 %      1.30        1.22       0.98        0.87
-------------------------------------------------------------------------------------------------------------------------
OTHER DATA
Employees                                                          67,420      69,362      70,639     70,533      72,890
Branches                                                            2,162       2,164       2,193      2,253       2,258
ATMs                                                                3,419       3,676       3,772      3,831       3,832
Shares outstanding (In thousands)                                 979,205     981,268     979,963    986,004     986,394
Common stock price                                          $       34.94       33.00       27.81      32.19       25.00
Market capitalization                                       $      34,213      32,382      27,253     31,739      24,660
=========================================================================================================================

(a) Based on operating earnings.
(b) Tax-equivalent.
(c) Incremental change on a quarter-to-quarter basis in net interest income and fee and other income, less noninterest expense, excluding goodwill and other intangible amortization.
(d) These ratios do not include nonperforming loans included in assets held for sale.

TABLE 2
SUMMARY INCOME, PER SHARE AND BALANCE SHEET DATA

----------------------------------------------------------------------------------------------------------------------

                                                                               2001                              2000
                                                             -----------------------  --------------------------------

                                                                 Second       First      Fourth      Third     Second
(In millions, except per share data)                            Quarter     Quarter     Quarter    Quarter    Quarter
----------------------------------------------------------------------------------------------------------------------
SUMMARIES OF INCOME
Interest income                                            $      3,820       4,025       4,264      4,465      4,492
======================================================================================================================
Interest income (a)                                        $      3,851       4,057       4,289      4,491      4,517
Interest expense                                                  2,109       2,323       2,532      2,631      2,587
----------------------------------------------------------------------------------------------------------------------
Net interest income (a)                                           1,742       1,734       1,757      1,860      1,930
Provision for loan losses                                           223         219         192        322      1,030
----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses (a)           1,519       1,515       1,565      1,538        900
Securities transactions - portfolio                                   -         (16)        (72)      (456)      (581)
Fee and other income                                              1,630       1,590       1,825      2,639      1,515
Restructuring and merger-related charges                            (69)          2          33         52      2,110
Other noninterest expense                                         2,266       2,207       2,344      2,396      2,393
----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits) and
  cumulative effect of a change in accounting
  principle (a)                                                     952         880         941      1,273     (2,669)
Income taxes (benefits)                                             288         264         271        395       (495)
Tax-equivalent adjustment                                            31          32          25         26         25
----------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of a change in
  accounting principle                                              633         584         645        852     (2,199)
Cumulative effect of a change in the accounting for
  beneficial interests, net of tax                                    -           -         (46)         -          -
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                          $        633         584         599        852     (2,199)
======================================================================================================================
PER SHARE DATA
Basic
  Income (loss) before change in accounting principle      $       0.65        0.60        0.66       0.87      (2.27)
  Net income (loss)                                                0.65        0.60        0.61       0.87      (2.27)
Diluted
  Income (loss) before change in accounting principle              0.64        0.59        0.65       0.86      (2.27)
  Net income (loss)                                                0.64        0.59        0.60       0.86      (2.27)
Cash dividends                                             $       0.24        0.24        0.48       0.48       0.48
Average shares - Basic (In thousands)                           969,333     967,671     969,097    971,453    969,707
Average shares - Diluted (In thousands)                         978,185     975,847     990,445    986,763    981,940
Average stockholders' equity
  Quarter-to-date                                          $     16,026      15,846      14,753     14,236     16,614
  Year-to-date                                                   15,937      15,846      15,541     15,805     16,599
Book value                                                        16.49       16.39       15.66      15.00      14.14
Common stock price
  High                                                            34.94       34.09       34.13      32.63      38.88
  Low                                                             29.70       27.81       24.00      25.00      25.00
  Period-end                                               $      34.94       33.00       27.81      32.19      25.00
    To earnings ratio (b)                                         12.99 X   (150.00)     397.29     107.30      89.29
    To book value                                                   212 %       201         178        215        177
BALANCE SHEET DATA
Assets                                                     $    245,941     252,949     254,170    246,640    257,994
Long-term debt                                             $     36,060      36,092      35,809     36,258     33,140
======================================================================================================================

(a)  Tax-equivalent.
(b)  Based on diluted earnings per share.

TABLE 3
RESTRUCTURING CHARGES

-----------------------------------------------------------------------------------------------------------------------

                                                                                                                   Six
                                                                                                                Months
                                                                                                                 Ended
                                                                                                              June 30,
(In millions)                                                                                                     2001
-----------------------------------------------------------------------------------------------------------------------
RESTRUCTURING CHARGES (REVERSALS)
Strategic repositioning
  restructuring charges
  (reversals), net
     Employee termination benefits                                                                        $        (24)
     Occupancy                                                                                                     (32)
     Other asset impairments                                                                                        (1)
     Contract cancellations                                                                                        (16)
-----------------------------------------------------------------------------------------------------------------------
        Total restructuring charges (reversals)                                                                    (73)
Reversal of March 1999 restructuring accruals related
  primarily to employee termination benefits                                                                       (14)
-----------------------------------------------------------------------------------------------------------------------
        Net restructuring charges                                                                                  (87)
Merger-related charges                                                                                              20
-----------------------------------------------------------------------------------------------------------------------
        Total                                                                                             $        (67)
=======================================================================================================================

                                                          2000    March 1999
                                                     Strategic Restructuring     CoreStates
(In millions)                                    Repositioning        Charge    Acquisition         Other        Total
-----------------------------------------------------------------------------------------------------------------------
ACTIVITY IN THE RESTRUCTURING
  ACCRUAL
  Balance, December 31, 2000                    $          249            30             33            30          342
  Cash payments                                            (34)           (1)             -            (2)         (37)
  Reversal of prior accruals                                 -           (14)             -             -          (14)
  Noncash write-downs and
    other adjustments                                      (14)           (1)             -             -          (15)
-----------------------------------------------------------------------------------------------------------------------
  Balance, March 31, 2001                                  201            14             33            28          276
  Cash payments                                            (57)           (4)            (2)           (1)         (64)
  Reversal of prior accruals                               (73)            -              -             -          (73)
  Noncash write-downs and
    other adjustments                                      (46)            -              -             -          (46)
-----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001                          $           25            10             31            27           93
=======================================================================================================================

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                               SECOND         First      Fourth          Third         Second
(In millions)                                                 QUARTER       Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
GENERAL BANK COMBINED (a)
Net interest income                                $            1,128         1,085       1,093          1,097          1,086
Fee and other income                                              390           343         355            352            301
Intersegment revenue                                               27            25          25             24             25
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           1,545         1,453       1,473          1,473          1,412
Provision for loan losses                                          98           101          74             52             51
Noninterest expense                                               935           908         992            948            966
Income taxes                                                      169           149         129            154            127
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $              343           295         278            319            268
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                 38.93 %       36.65       31.97          35.33          30.70
Overhead efficiency ratio                                       59.29 %       61.19       65.77          62.89          66.83
Economic profit                                    $              251           220         183            212            165
Average loans, net                                             65,501        63,771      61,735         60,029         58,105
Average core deposits                                          99,424        98,415      98,184         97,186         97,499
Economic capital                                   $            3,744         3,618       3,653          3,615          3,555
==============================================================================================================================
CONSUMER
Net interest income                                $              793           755         746            759            755
Fee and other income                                              299           256         267            251            231
Intersegment revenue                                               12            12          12             12             13
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           1,104         1,023       1,025          1,022            999
Provision for loan losses                                          62            59          35             32             31
Noninterest expense                                               731           704         751            732            738
Income taxes                                                      106            90          81             88             77
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $              205           170         158            170            153
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                 43.26  %      41.12       34.73          37.44          34.71
Overhead efficiency ratio                                       65.15  %      67.61       72.03          70.42          72.58
Economic profit                                    $              162           140         112            124            108
Average loans, net                                             34,307        33,034      31,942         30,703         29,246
Average core deposits                                          80,607        80,241      79,897         79,504         79,838
Economic capital                                   $            2,076         1,952       1,960          1,936          1,907
==============================================================================================================================

(a) General Bank Combined represents the consolidation of the General Bank's Consumer, Commercial and Small Business lines of business.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                             SECOND           First      Fourth          Third         Second
(In millions)                                               QUARTER         Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Net interest income                                $            172             169         179            172            170
Fee and other income                                             39              35          36             33             33
Intersegment revenue                                             14              12          13             12             12
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           225             216         228            217            215
Provision for loan losses                                        17              21          29             17             18
Noninterest expense                                             112             107         150            129            139
Income taxes                                                     28              27           9             20             13
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             68              61          40             51             45
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               22.99  %        20.76       14.59          16.05          14.20
Overhead efficiency ratio                                     47.39  %        47.92       62.26          56.71          61.18
Economic profit                                    $             30              24           7             11              6
Average loans, net                                           23,320          23,204      22,472         22,077         21,926
Average core deposits                                        10,106           9,479       9,467          8,908          8,967
Economic capital                                   $          1,098           1,116       1,146          1,130          1,129
==============================================================================================================================
SMALL BUSINESS
Net interest income                                $            163             161         168            166            161
Fee and other income                                             52              52          52             68             37
Intersegment revenue                                              1               1           -              -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           216             214         220            234            198
Provision for loan losses                                        19              21          10              3              2
Noninterest expense                                              92              97          91             87             89
Income taxes                                                     35              32          39             46             37
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             70              64          80             98             70
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               53.89  %        53.06       58.56          67.60          51.89
Overhead efficiency ratio                                     42.26  %        44.21       40.62          36.18          44.24
Economic profit                                    $             59              56          64             77             51
Average loans, net                                            7,874           7,533       7,321          7,249          6,933
Average core deposits                                         8,711           8,695       8,820          8,774          8,694
Economic capital                                   $            570             550         547            549            519
==============================================================================================================================



                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                             SECOND           First      Fourth          Third         Second
(In millions)                                               QUARTER         Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT COMBINED (a)
Net interest income                                $             78              78          89             86             90
Fee and other income                                            771             765         777            761            752
Intersegment revenue                                            (11)            (12)        (12)           (13)           (13)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           838             831         854            834            829
Provision for loan losses                                         -               -           -              -              -
Noninterest expense                                             667             659         654            652            624
Income taxes                                                     58              59          68             62             70
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $            113             113         132            120            135
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               45.32  %        45.93       53.10          48.45          55.54
Overhead efficiency ratio                                     79.47  %        79.15       76.66          78.11          75.23
Economic profit                                    $             82              82         101             90            105
Average loans, net                                            4,559           4,497       4,424          4,295          4,250
Average core deposits                                         7,976           8,003       7,879          7,935          7,888
Economic capital                                                986             985         974            979            972
Assets under management                            $        172,158         168,343     170,730        173,145        165,630
==============================================================================================================================
RETAIL BROKERAGE SERVICES
Net interest income                                $             36              36          41             38             38
Fee and other income                                            499             492         491            480            485
Intersegment revenue                                            (11)            (11)        (12)           (12)           (13)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           524             517         520            506            510
Provision for loan losses                                         -               -           -              -              -
Noninterest expense                                             459             451         446            449            427
Income taxes                                                     21              23          24             20             28
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             44              43          50             37             55
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               27.50  %        26.57       30.73          22.75          34.41
Overhead efficiency ratio                                     87.28  %        87.39       85.55          88.90          83.62
Economic profit                                    $             26              23          30             18             36
Average loans, net                                                -               1           -              1              -
Average core deposits                                            79             104          79             70             74
Economic capital                                   $            643             650         643            648            646
==============================================================================================================================
ASSET MANAGEMENT
Net interest income                                $            (14)            (11)         (8)            (8)            (5)
Fee and other income                                            153             156         162            164            152
Intersegment revenue                                              -               -           -              -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           139             145         154            156            147
Provision for loan losses                                         -               -           -              -              -
Noninterest expense                                              90              89          95             89             88
Income taxes                                                     16              20          20             23             20
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             33              36          39             44             39
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                              109.52  %       121.75      123.11         139.70         129.11
Overhead efficiency ratio                                     64.21  %        61.62       61.93          57.16          59.68
Economic profit                                    $             29              33          35             40             35
Average loans, net                                                9               1           -              -              -
Average core deposits                                            19               5           -              -              -
Economic capital                                   $            122             121         125            125            122
==============================================================================================================================

(a) Capital Management Combined represents the consolidation of Capital Management's Retail Brokerage Services, Asset Management, and Wealth and Trust Services lines of business, and Other, which primarily serves to eliminate intersegment revenue.


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                             SECOND           First      Fourth          Third         Second
(In millions)                                               QUARTER         Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
WEALTH AND TRUST SERVICES
Net interest income                                $             54              52          54             55             56
Fee and other income                                            129             128         133            130            129
Intersegment revenue                                              1              (1)         (1)            (1)            (1)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           184             179         186            184            184
Provision for loan losses                                         -               -           -              -              -
Noninterest expense                                             128             128         123            122            119
Income taxes                                                     20              17          21             21             22
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             36              34          42             41             43
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               61.68  %        61.62       77.65          75.64          81.84
Overhead efficiency ratio                                     69.69  %        70.60       65.82          66.32          64.33
Economic profit                                    $             27              27          34             33             36
Average loans, net                                            4,550           4,496       4,423          4,295          4,249
Average core deposits                                         7,878           7,894       7,800          7,865          7,814
Economic capital                                   $            225             217         209            208            207
==============================================================================================================================
OTHER
Net interest income                                $              2               1           2              1              1
Fee and other income                                            (10)            (11)         (9)           (13)           (14)
Intersegment revenue                                             (1)              -           1              -              1
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                            (9)            (10)         (6)           (12)           (12)
Provision for loan losses                                         -               -           -              -              -
Noninterest expense                                             (10)             (9)        (10)            (8)           (10)
Income taxes                                                      1              (1)          3             (2)             -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $              -               -           1             (2)            (2)
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                   -  %            -           -              -              -
Overhead efficiency ratio                                         -  %            -           -              -              -
Economic profit                                    $              -              (1)          2             (1)            (2)
Average loans, net                                                -              (1)          1             (1)             1
Average core deposits                                             -               -           -              -              -
Economic capital                                   $             (4)             (3)         (3)            (2)            (3)
==============================================================================================================================


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                             SECOND           First      Fourth          Third         Second
(In millions)                                               QUARTER         Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT
BANKING COMBINED (a)
Net interest income                                $            455             425         415            398            376
Fee and other income                                            333             312         268            363            533
Intersegment revenue                                            (15)            (12)        (13)           (12)           (12)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           773             725         670            749            897
Provision for loan losses                                        93              70         124             83            126
Noninterest expense                                             490             467         431            498            509
Income taxes                                                     37              38         (53)            30             63
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $            153             150         168            138            199
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               11.74  %        10.60       13.81          10.38          16.91
Overhead efficiency ratio                                     59.93  %        60.85       53.28          62.99          54.36
Economic profit                                    $             (4)            (22)         28            (25)            72
Average loans, net                                           41,145          42,511      41,922         42,169         42,787
Average core deposits                                        10,202           9,465       9,251          9,099          8,928
Economic capital                                   $          6,112           6,278       6,259          6,167          5,940
==============================================================================================================================
CORPORATE BANKING
Net interest income                                $            345             343         363            354            337
Fee and other income                                            174             165         169            162            157
Intersegment revenue                                             (8)             (8)         (9)           (10)           (10)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           511             500         523            506            484
Provision for loan losses                                        95              71         123             80            114
Noninterest expense                                             231             239         217            254            220
Income taxes                                                     63              65          63             58             50
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $            122             125         120            114            100
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               17.65  %        16.48       18.85          15.33          16.59
Overhead efficiency ratio                                     45.02  %        47.51       41.58          50.15          45.31
Economic profit                                    $             49              39          63             30             40
Average loans, net                                           35,737          36,735      35,729         35,836         36,304
Average core deposits                                         7,753           7,470       7,385          7,362          7,303
Economic capital                                   $          3,478           3,526       3,636          3,565          3,528
==============================================================================================================================
INVESTMENT BANKING
Net interest income                                $            110              82          52             44             39
Fee and other income                                            159             147          99            201            376
Intersegment revenue                                             (7)             (4)         (4)            (2)            (2)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           262             225         147            243            413
Provision for loan losses                                        (2)             (1)          1              3             12
Noninterest expense                                             259             228         214            244            289
Income taxes                                                    (26)            (27)       (116)           (28)            13
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             31              25          48             24             99
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                3.94  %         3.06        6.82           3.60          17.37
Overhead efficiency ratio                                     84.80  %        80.60       74.61          85.83          64.06
Economic profit                                    $            (53)            (61)        (35)           (55)            32
Average loans, net                                            5,408           5,776       6,193          6,333          6,483
Average core deposits                                         2,449           1,995       1,866          1,737          1,625
Economic capital                                   $          2,634           2,752       2,623          2,602          2,412
==============================================================================================================================

(a) Corporate and Investment Banking Combined represents the consolidation of Corporate and Investment Banking's Corporate Banking and Investment Banking lines of business.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                               2001                                      2000
                                                      ------------------------------  ----------------------------------------

                                                             SECOND           First      Fourth          Third         Second
(In millions)                                               QUARTER         Quarter     Quarter        Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------------
PARENT
Net interest income                                $             50             114         135            253            353
Fee and other income                                            135             126         182            169            160
Intersegment revenue                                             (1)             (1)          -              1              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           184             239         317            423            513
Provision for loan losses                                        32              48          (6)             7             51
Noninterest expense                                              77             104          55            230            267
Income taxes                                                     35              35         165             61             83
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $             40              52         103            125            112
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               34.82  %        34.98       34.74          35.03          33.11
Overhead efficiency ratio                                      9.32  %        18.46       (4.58)         40.57          37.23
Economic profit                                    $             79              94          99            116            123
Average loans, net                                            8,007           9,071      12,012         16,982         27,472
Average core deposits                                         1,433           2,309       3,630          3,854          3,941
Economic capital                                   $          1,382           1,642       1,730          2,009          2,325
==============================================================================================================================
CONSOLIDATED
Net interest income                                $          1,711           1,702       1,732          1,834          1,905
Fee and other income                                          1,629           1,546       1,582          1,645          1,746
Intersegment revenue                                              -               -           -              -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                         3,340           3,248       3,314          3,479          3,651
Provision for loan losses                                       223             219         192            142            228
Noninterest expense                                           2,169           2,138       2,132          2,328          2,366
Income taxes                                                    299             281         309            307            343
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                      649             610         681            702            714
------------------------------------------------------------------------------------------------------------------------------
Adjustments from operating
  earnings to net income
    Restructuring, merger-related
      and other charges/gains
        Provision for loan losses                                 -               -           -           (180)          (802)
        Fee and other income                                      1              28         171            538           (812)
        Noninterest expense                                     (28)            (71)       (245)          (120)        (2,137)
        Income tax benefit (expense)                             11              17          38            (88)           838
------------------------------------------------------------------------------------------------------------------------------
  After-tax restructuring, merger-
    related and other charges/gains                             (16)            (26)        (36)           150         (2,913)
------------------------------------------------------------------------------------------------------------------------------
  Income before cumulative
    effect of a change in accounting
    principle                                                   633             584         645            852         (2,199)
  Cumulative effect of a change in
    the accounting for beneficial
    interests, net of tax                                         -               -         (46)             -              -
------------------------------------------------------------------------------------------------------------------------------
        Net income                                 $            633             584         599            852         (2,199)
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               25.39  %        24.10       24.97          24.24          26.62
Overhead efficiency ratio                                     62.06  %        62.80       61.46          64.17          61.64
Economic profit                                    $            408             374         411            393            465
Average loans, net                                          119,212         119,850     120,093        123,475        132,614
Average core deposits                                       119,035         118,192     118,944        118,074        118,256
Economic capital                                   $         12,224          12,523      12,616         12,770         12,792
==============================================================================================================================


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
GENERAL BANK COMBINED (a)
Net interest income                                                                              $       2,213          2,155
Fee and other income                                                                                       733            607
Intersegment revenue                                                                                        52             51
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    2,998          2,813
Provision for loan losses                                                                                  199             70
Noninterest expense                                                                                      1,843          1,911
Income taxes                                                                                               318            269
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          638            563
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          37.82 %        31.09
Overhead efficiency ratio                                                                                60.21 %        66.39
Economic profit                                                                                 $          471            336
Average loans, net                                                                                      64,641         57,298
Average core deposits                                                                                   98,923         97,526
Economic capital                                                                                $        3,682          3,546
==============================================================================================================================
CONSUMER
Net interest income                                                                             $        1,548          1,492
Fee and other income                                                                                       555            449
Intersegment revenue                                                                                        24             26
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    2,127          1,967
Provision for loan losses                                                                                  121             38
Noninterest expense                                                                                      1,435          1,467
Income taxes                                                                                               196            156
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          375            306
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          42.23  %       33.52
Overhead efficiency ratio                                                                                66.34  %       73.30
Economic profit                                                                                 $          302            202
Average loans, net                                                                                      33,674         28,465
Average core deposits                                                                                   80,425         79,696
Economic capital                                                                                $        2,014          1,888
==============================================================================================================================

(a) General Bank Combined represents the consolidation of the General Bank's Consumer, Commercial and Small Business lines of business.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Net interest income                                                                              $         341            343
Fee and other income                                                                                        74             72
Intersegment revenue                                                                                        26             24
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      441            439
Provision for loan losses                                                                                   38             28
Noninterest expense                                                                                        219            269
Income taxes                                                                                                55             36
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          129            106
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          21.87 %        15.87
Overhead efficiency ratio                                                                                47.65 %        58.14
Economic profit                                                                                 $           54             22
Average loans, net                                                                                      23,263         21,986
Average core deposits                                                                                    9,794          9,110
Economic capital                                                                                $        1,107          1,138
==============================================================================================================================
SMALL BUSINESS
Net interest income                                                                             $          324            320
Fee and other income                                                                                       104             86
Intersegment revenue                                                                                         2              1
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      430            407
Provision for loan losses                                                                                   40              4
Noninterest expense                                                                                        189            175
Income taxes                                                                                                67             77
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          134            151
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          53.49 %        55.61
Overhead efficiency ratio                                                                                43.23 %        42.37
Economic profit                                                                                 $          115            112
Average loans, net                                                                                       7,704          6,847
Average core deposits                                                                                    8,704          8,720
Economic capital                                                                                $          561            520
==============================================================================================================================



                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT COMBINED (a)
Net interest income                                                                              $         156            180
Fee and other income                                                                                     1,536          1,603
Intersegment revenue                                                                                       (23)           (26)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    1,669          1,757
Provision for loan losses                                                                                    -              -
Noninterest expense                                                                                      1,326          1,338
Income taxes                                                                                               117            142
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          226            277
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          45.63 %        54.55
Overhead efficiency ratio                                                                                79.31 %        76.09
Economic profit                                                                                 $          164            214
Average loans, net                                                                                       4,528          4,138
Average core deposits                                                                                    7,989          7,814
Economic capital                                                                                           986          1,012
Assets under management                                                                         $      172,158        165,630
==============================================================================================================================
RETAIL BROKERAGE SERVICES
Net interest income                                                                             $           72             78
Fee and other income                                                                                       991          1,066
Intersegment revenue                                                                                       (22)           (26)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    1,041          1,118
Provision for loan losses                                                                                    -              -
Noninterest expense                                                                                        910            942
Income taxes                                                                                                44             60
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $           87            116
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          26.62  %       33.87
Overhead efficiency ratio                                                                                87.51  %       84.25
Economic profit                                                                                 $           49             75
Average loans, net                                                                                           -              1
Average core deposits                                                                                       92             95
Economic capital                                                                                $          647            690
==============================================================================================================================
ASSET MANAGEMENT
Net interest income                                                                             $          (25)           (10)
Fee and other income                                                                                       309            308
Intersegment revenue                                                                                         -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      284            298
Provision for loan losses                                                                                    -              -
Noninterest expense                                                                                        179            180
Income taxes                                                                                                36             40
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $           69             78
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                         115.58  %      130.51
Overhead efficiency ratio                                                                                62.90  %       60.31
Economic profit                                                                                 $           62             70
Average loans, net                                                                                           5              -
Average core deposits                                                                                       12              -
Economic capital                                                                                $          121            120
==============================================================================================================================

(a) Capital Management Combined represents the consolidation of Capital Management's Retail Brokerage Services, Asset Management, and Wealth and Trust Services lines of business, and Other, which primarily serves to eliminate intersegment revenue.


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
WEALTH AND TRUST SERVICES
Net interest income                                                                              $         106            111
Fee and other income                                                                                       257            260
Intersegment revenue                                                                                         -             (2)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      363            369
Provision for loan losses                                                                                    -              -
Noninterest expense                                                                                        256            244
Income taxes                                                                                                37             42
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $           70             83
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          61.65 %        78.76
Overhead efficiency ratio                                                                                70.14 %        65.88
Economic profit                                                                                 $           54             68
Average loans, net                                                                                       4,523          4,137
Average core deposits                                                                                    7,886          7,719
Economic capital                                                                                $          221            206
==============================================================================================================================
OTHER
Net interest income                                                                             $            3              1
Fee and other income                                                                                       (21)           (31)
Intersegment revenue                                                                                        (1)             2
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      (19)           (28)
Provision for loan losses                                                                                    -              -
Noninterest expense                                                                                        (19)           (28)
Income taxes                                                                                                 -              -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $            -              -
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                              - %            -
Overhead efficiency ratio                                                                                    - %            -
Economic profit                                                                                 $           (1)             1
Average loans, net                                                                                           -              -
Average core deposits                                                                                       (1)             -
Economic capital                                                                                $           (3)            (4)
==============================================================================================================================


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT
BANKING COMBINED (a)
Net interest income                                                                              $         880            778
Fee and other income                                                                                       645          1,078
Intersegment revenue                                                                                       (27)           (24)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    1,498          1,832
Provision for loan losses                                                                                  163            215
Noninterest expense                                                                                        957            964
Income taxes                                                                                                75            172
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          303            481
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          11.16 %        19.62
Overhead efficiency ratio                                                                                60.38 %        50.53
Economic profit                                                                                 $          (26)           217
Average loans, net                                                                                      41,824         42,033
Average core deposits                                                                                    9,835          9,069
Economic capital                                                                                $        6,195          5,739
==============================================================================================================================
CORPORATE BANKING
Net interest income                                                                             $          688            678
Fee and other income                                                                                       339            321
Intersegment revenue                                                                                       (16)           (19)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    1,011            980
Provision for loan losses                                                                                  166            170
Noninterest expense                                                                                        470            437
Income taxes                                                                                               128            126
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $          247            247
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          17.06  %       17.59
Overhead efficiency ratio                                                                                46.26  %       44.56
Economic profit                                                                                 $           88             95
Average loans, net                                                                                      36,234         35,440
Average core deposits                                                                                    7,612          7,475
Economic capital                                                                                $        3,502          3,444
==============================================================================================================================
INVESTMENT BANKING
Net interest income                                                                             $          192            100
Fee and other income                                                                                       306            757
Intersegment revenue                                                                                       (11)            (5)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      487            852
Provision for loan losses                                                                                   (3)            45
Noninterest expense                                                                                        487            527
Income taxes                                                                                               (53)            46
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $           56            234
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                           3.50  %       22.67
Overhead efficiency ratio                                                                                87.13  %       56.82
Economic profit                                                                                 $         (114)           122
Average loans, net                                                                                       5,590          6,593
Average core deposits                                                                                    2,223          1,594
Economic capital                                                                                $        2,693          2,295
==============================================================================================================================

(a) Corporate and Investment Banking Combined represents the consolidation of Corporate and Investment Banking's Corporate Banking and Investment Banking lines of business.


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                                             SIX MONTHS ENDED
                                                                                                ------------------------------

(In millions)                                                                                             2001           2000
------------------------------------------------------------------------------------------------------------------------------
PARENT
Net interest income                                                                              $         164            758
Fee and other income                                                                                       261            300
Intersegment revenue                                                                                        (2)            (1)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                      423          1,057
Provision for loan losses                                                                                   80            135
Noninterest expense                                                                                        181            540
Income taxes                                                                                                70            151
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                      $           92            231
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          34.91  %       35.05
Overhead efficiency ratio                                                                                14.55  %       36.26
Economic profit                                                                                 $          173            272
Average loans, net                                                                                       8,536         28,579
Average core deposits                                                                                    1,869          3,755
Economic capital                                                                                $        1,510          2,366
==============================================================================================================================
CONSOLIDATED
Net interest income                                                                             $        3,413          3,871
Fee and other income                                                                                     3,175          3,588
Intersegment revenue                                                                                         -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                    6,588          7,459
Provision for loan losses                                                                                  442            420
Noninterest expense                                                                                      4,307          4,753
Income taxes                                                                                               580            734
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                               1,259          1,552
------------------------------------------------------------------------------------------------------------------------------
Adjustments from operating
  earnings to net income
    Restructuring, merger-related
      and other charges/gains
        Provision for loan losses                                                                            -           (802)
        Fee and other income                                                                                29           (812)
        Noninterest expense                                                                                (99)        (2,132)
        Income tax benefit (expense)                                                                        28            835
------------------------------------------------------------------------------------------------------------------------------
  After-tax restructuring, merger-
    related and other charges/gains                                                                        (42)        (2,911)
------------------------------------------------------------------------------------------------------------------------------
        Net income                                                                              $        1,217         (1,359)
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                          24.74  %       28.51
Overhead efficiency ratio                                                                                62.43  %       60.62
Economic profit                                                                                 $          782          1,039
Average loans, net                                                                                     119,529        132,048
Average core deposits                                                                                  118,616        118,164
Economic capital                                                                                $       12,373         12,663
==============================================================================================================================


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                             THREE MONTHS ENDED JUNE 30, 2001
                                         -------------------------------------------------------------------------------------

                                                                                                RESTRUCTURING,
                                                                                                       MERGER-
                                                                          CORPORATE                    RELATED
                                                                                AND                  AND OTHER
                                           GENERAL          CAPITAL      INVESTMENT                   CHARGES/
(In millions)                                 BANK       MANAGEMENT         BANKING      PARENT      GAINS (a)          TOTAL
------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income                    $     1,128               78             455          50              -          1,711
Fee and other income                           390              771             333         135              1          1,630
Intersegment revenue                            27              (11)            (15)         (1)             -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                        1,545              838             773         184              1          3,341
Provision for loan losses                       98                -              93          32              -            223
Noninterest expense                            935              667             490          77             28          2,197
Income taxes                                   169               58              37          35            (11)           288
------------------------------------------------------------------------------------------------------------------------------
        Net income                     $       343              113             153          40            (16)           633
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital              38.93  %         45.32           11.74       34.82              -          25.39
Overhead efficiency ratio                    59.29  %         79.47           59.93        9.32              -          62.06
Economic profit                        $       251               82              (4)         79              -            408
Average loans, net                          65,501            4,559          41,145       8,007              -        119,212
Average core deposits                       99,424            7,976          10,202       1,433              -        119,035
Economic capital                       $     3,744              986           6,112       1,382              -         12,224
==============================================================================================================================

(a) See "Restructuring and Other Charges and Gains" on page 4 of Management's Analysis of Operations and the Consolidated Condensed Statements of Income on page 52 for information related to the restructuring charges and gains.



                                                                                             Three Months Ended June 30, 2000
                                         -------------------------------------------------------------------------------------

                                                                                                Restructuring,
                                                                                                       Merger-
                                                                          Corporate                    Related
                                                                                and                  and Other
                                           General          Capital      Investment                   Charges/
(In millions)                                 Bank       Management         Banking      Parent          Gains          Total
------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income                    $     1,086               90             376         353              -          1,905
Fee and other income                           301              752             533         160           (812)           934
Intersegment revenue                            25              (13)            (12)          -              -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                        1,412              829             897         513           (812)         2,839
Provision for loan losses                       51                -             126          51            802          1,030
Noninterest expense                            966              624             509         267          2,137          4,503
Income taxes                                   127               70              63          83           (838)          (495)
------------------------------------------------------------------------------------------------------------------------------
        Net income                     $       268              135             199         112         (2,913)        (2,199)
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital              30.70  %         55.54           16.91       33.11              -          26.62
Overhead efficiency ratio                    66.83  %         75.23           54.36       37.23              -          61.64
Economic profit                        $       165              105              72         123              -            465
Average loans, net                          58,105            4,250          42,787      27,472              -        132,614
Average core deposits                       97,499            7,888           8,928       3,941              -        118,256
Economic capital                       $     3,555              972           5,940       2,325              -         12,792
==============================================================================================================================


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                                                               SIX MONTHS ENDED JUNE 30, 2001
                                         -------------------------------------------------------------------------------------

                                                                                                RESTRUCTURING,
                                                                                                       MERGER-
                                                                          CORPORATE                    RELATED
                                                                                AND                  AND OTHER
                                           GENERAL          CAPITAL      INVESTMENT                   CHARGES/
(In millions)                                 BANK       MANAGEMENT         BANKING      PARENT      GAINS (a)          TOTAL
------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income                    $     2,213              156             880         164              -          3,413
Fee and other income                           733            1,536             645         261             29          3,204
Intersegment revenue                            52              (23)            (27)         (2)             -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                        2,998            1,669           1,498         423             29          6,617
Provision for loan losses                      199                -             163          80              -            442
Noninterest expense                          1,843            1,326             957         181             99          4,406
Income taxes                                   318              117              75          70            (28)           552
------------------------------------------------------------------------------------------------------------------------------
        Net income                     $       638              226             303          92            (42)         1,217
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital              37.82  %         45.63           11.16       34.91              -          24.74
Overhead efficiency ratio                    60.21  %         79.31           60.38       14.55              -          62.43
Economic profit                        $       471              164             (26)        173              -            782
Average loans, net                          64,641            4,528          41,824       8,536              -        119,529
Average core deposits                       98,923            7,989           9,835       1,869              -        118,616
Economic capital                       $     3,682              986           6,195       1,510              -         12,373
==============================================================================================================================

(a) See "Restructuring and Other Charges and Gains" on page 4 of Management's Analysis of Operations and the Consolidated Condensed Statements of Income on page 52 for information related to the restructuring charges and gains.



                                                                                               Six Months Ended June 30, 2000
                                         -------------------------------------------------------------------------------------

                                                                                                Restructuring,
                                                                                                       Merger-
                                                                          Corporate                    Related
                                                                                and                  and Other
                                           General          Capital      Investment                   Charges/
(In millions)                                 Bank       Management         Banking      Parent          Gains          Total
------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income                    $     2,155              180             778         758              -          3,871
Fee and other income                           607            1,603           1,078         300           (812)         2,776
Intersegment revenue                            51              (26)            (24)         (1)             -              -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                        2,813            1,757           1,832       1,057           (812)         6,647
Provision for loan losses                       70                -             215         135            802          1,222
Noninterest expense                          1,911            1,338             964         540          2,132          6,885
Income taxes                                   269              142             172         151           (835)          (101)
------------------------------------------------------------------------------------------------------------------------------
        Net income                     $       563              277             481         231         (2,911)        (1,359)
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital              31.09  %         54.55           19.62       35.05              -          28.51
Overhead efficiency ratio                    66.39  %         76.09           50.53       36.26              -          60.62
Economic profit                        $       336              214             217         272              -          1,039
Average loans, net                          57,298            4,138          42,033      28,579              -        132,048
Average core deposits                       97,526            7,814           9,069       3,755              -        118,164
Economic capital                       $     3,546            1,012           5,739       2,366              -         12,663
==============================================================================================================================

TABLE 5
FEE AND OTHER INCOME - CORPORATE AND INVESTMENT BANKING (a)

------------------------------------------------------------------------------------------------------------------------

                                                                                2001                               2000
                                                             ------------------------  ---------------------------------

                                                                  SECOND       First      Fourth      Third      Second
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
CORPORATE BANKING
Lending                                                     $         64          58          72         64          36
Leasing                                                               48          45          37         35          62
International                                                         62          62          60         63          59
------------------------------------------------------------------------------------------------------------------------
        Total                                                        174         165         169        162         157
Intersegment revenue                                                  (8)         (8)         (9)       (10)        (10)
------------------------------------------------------------------------------------------------------------------------
        Total Corporate Banking                                      166         157         160        152         147
------------------------------------------------------------------------------------------------------------------------
INVESTMENT BANKING
Agency                                                               117          44         120         85         114
Principal investing                                                  (58)        (43)        (43)        34         205
Fixed income                                                         115         165          87         93          75
Affordable housing                                                   (15)        (19)        (65)       (11)        (18)
------------------------------------------------------------------------------------------------------------------------
        Total                                                        159         147          99        201         376
Intersegment revenue                                                  (7)         (4)         (4)        (2)         (2)
------------------------------------------------------------------------------------------------------------------------
        Total Investment Banking                                     152         143          95        199         374
------------------------------------------------------------------------------------------------------------------------
        Total fee and other income - Corporate
          and Investment Banking                            $        318         300         255        351         521
========================================================================================================================

(a) The aggregate amounts of trading account profits included in this table in the second and first quarters of 2001 and in the fourth, third and second quarters of 2000 were $110 million, $83 million, $57 million, $70 million and $73 million, respectively.



TABLE 6
SELECTED RATIOS

-------------------------------------------------------------------------------------------------------------------------

                                            Six Months Ended
                                                    June 30,                      2001                              2000
                                    ------------------------- ------------------------- ---------------------------------

                                                                   SECOND        First     Fourth       Third     Second
                                           2001         2000      QUARTER      Quarter    Quarter     Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (a)
Assets to stockholders' equity            15.46 X      15.18        15.43        15.49      16.23       17.34      15.38
Return on assets                           1.00 %      (1.08)        1.03         0.97       1.00        1.37      (3.46)
Return on stockholders' equity            15.40 %     (16.47)       15.84        14.95      16.15       23.81     (53.24)
=========================================================================================================================
DIVIDEND PAYOUT RATIOS ON
Operating earnings                        37.50 %      60.76        36.36        38.71      69.57       67.42      65.75
Net income (b)                            39.02 %          -        37.50        40.68      80.00       55.59          -
=========================================================================================================================
OTHER RATIOS
Operating earnings
  Return on assets                         1.03 %       1.24         1.05         1.01       1.12        1.12       1.13
  Return on stockholders' equity          15.92 %      19.04        16.19        15.64      15.36       15.76      17.74
=========================================================================================================================

(a) Based on average balances and net income.
(b) Dividend payout ratios are not presented for periods in which there is a net loss.

TABLE 7
SECURITIES (a)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      JUNE 30, 2001
                               -----------------------------------------------------------------------------------------------------

                                                                                           GROSS UNREALIZED                 AVERAGE
                                  1 YEAR         1-5        5-10    AFTER 10              ------------------   AMORTIZED   MATURITY
(In millions)                    OR LESS       YEARS       YEARS       YEARS       TOTAL    GAINS    LOSSES         COST   IN YEARS
------------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
U.S. Treasury                  $       -           1           2         235         238        -        21          259      26.14
U.S. Government agencies              40       6,624      16,562           -      23,226       57       418       23,587       6.31
Asset-backed                          92      10,120       5,942         289      16,443      206        72       16,309       4.14
State, county and municipal           31         169         346       1,317       1,863      145         3        1,721      21.24
Sundry                               316         586       3,863       1,520       6,285       60        94        6,319       8.21
-------------------------------------------------------------------------------------------------------------------------
        Total market value     $     479      17,500      26,715       3,361      48,055      468       608       48,195       6.42
====================================================================================================================================
MARKET VALUE
Debt securities                $     479      17,500      26,715       2,216      46,910      460       590       47,040
Equity securities                      -           -           -       1,145       1,145        8        18        1,155
-------------------------------------------------------------------------------------------------------------------------
        Total market value     $     479      17,500      26,715       3,361      48,055      468       608       48,195
=========================================================================================================================
AMORTIZED COST
Debt securities                $     478      17,296      27,092       2,174      47,040
Equity securities                      -           -           -       1,155       1,155
-----------------------------------------------------------------------------------------
        Total amortized cost   $     478      17,296      27,092       3,329      48,195
=========================================================================================
WEIGHTED AVERAGE
  YIELD
  U.S. Treasury                        -  %     4.64        8.04        5.33        5.34
  U.S. Government agencies          6.69        6.53        6.50           -        6.51
  Asset-backed                     11.51        8.76        7.31        7.66        8.23
  State, county and municipal       9.17        9.84       11.35        7.11        8.12
  Sundry                            7.50        7.90        7.64        5.54        7.14
  Consolidated                      8.29  %     7.89        6.89        6.29        7.22
=========================================================================================

(a) At June 30, 2001, all securities are classified as available for sale.

    Securities with an aggregate amortized cost of $22 billion at June 30, 2001, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
    Included in "Sundry" are $3.5 billion of securities denominated in currencies other than the U.S. dollar. These securities had a weighted average maturity of 8.30 years and a weighted average yield of 6.85 percent.
    Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average maturity excludes equity securities and money market funds.
    Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates.
    At June 30, 2001, there were forward commitments to purchase securities at a cost which approximates a market value of $3.2 billion, and commitments to sell securities at a cost which approximates a market value of $466 million.
    Gross gains and losses realized on the sale of debt securities for the six months ended June 30, 2001, were $102 million and $83 million, respectively, and gross gains and losses realized on equity securities were $7 million and $42 million, respectively.

TABLE 8
LOANS - ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

--------------------------------------------------------------------------------------------------------------------

                                                                             2001                              2000
                                                           -----------------------  --------------------------------

                                                               SECOND       First     Fourth       Third     Second
(In millions)                                                 QUARTER     Quarter    Quarter     Quarter    Quarter
--------------------------------------------------------------------------------------------------------------------
ON-BALANCE SHEET LOAN PORTFOLIO
  COMMERCIAL
  Commercial, financial and agricultural                  $    52,516      52,687     54,207      53,325     53,870
  Real estate - construction and other                          3,060       3,345      3,104       2,751      2,600
  Real estate - mortgage                                        7,964       9,187      9,218       9,286      9,239
  Lease financing                                              16,903      16,625     15,465      13,997     13,181
  Foreign                                                       5,920       5,396      5,453       5,548      4,956
--------------------------------------------------------------------------------------------------------------------
        Total commercial                                       86,363      87,240     87,447      84,907     83,846
--------------------------------------------------------------------------------------------------------------------
  CONSUMER
  Real estate - mortgage                                       17,277      17,678     17,708      19,108     25,204
  Installment loans                                            24,597      23,253     22,972      22,634     21,797
  Vehicle leasing                                               1,231       1,640      2,115       2,600      3,112
--------------------------------------------------------------------------------------------------------------------
        Total consumer                                         43,105      42,571     42,795      44,342     50,113
--------------------------------------------------------------------------------------------------------------------
        Total loans                                           129,468     129,811    130,242     129,249    133,959
  Unearned income                                               6,976       6,958      6,482       5,830      5,600
--------------------------------------------------------------------------------------------------------------------
        Loans, net (on-balance sheet)                     $   122,492     122,853    123,760     123,419    128,359
====================================================================================================================

MANAGED PORTFOLIO
--------------------------------------------------------------------------------------------------------------------
COMMERCIAL
On-balance sheet loan portfolio                           $    86,363      87,240     87,447      84,907     83,846
Securitized loans - off-balance sheet                           6,284       6,302      4,877       4,070      3,359
Loans held for sale included in other assets                      369       1,296        953       1,994      2,378
--------------------------------------------------------------------------------------------------------------------
        Total commercial                                       93,016      94,838     93,277      90,971     89,583
--------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage
  On-balance sheet loan portfolio                              17,277      17,678     17,708      19,108     25,204
  Securitized loans included in securities                      2,625       3,081      3,455       3,711        408
  Loans held for sale included in other assets                  2,294       1,933      1,111         802        782
--------------------------------------------------------------------------------------------------------------------
        Total real estate - mortgage                           22,196      22,692     22,274      23,621     26,394
--------------------------------------------------------------------------------------------------------------------
Installment loans
  On-balance sheet loan portfolio                              24,597      23,253     22,972      22,634     21,797
  Securitized loans - off-balance sheet                        12,909      13,229     11,862      11,883     16,342
  Securitized loans included in securities                      9,755      10,173      9,292       9,735      9,200
  Loans held for sale included in other assets                  3,300       3,561      6,082       6,295      7,476
--------------------------------------------------------------------------------------------------------------------
        Total installment loans                                50,561      50,216     50,208      50,547     54,815
--------------------------------------------------------------------------------------------------------------------
Vehicle leasing - on-balance sheet loan portfolio               1,231       1,640      2,115       2,600      3,112
--------------------------------------------------------------------------------------------------------------------
        Total consumer                                         73,988      74,548     74,597      76,768     84,321
--------------------------------------------------------------------------------------------------------------------
        Total managed portfolio                           $   167,004     169,386    167,874     167,739    173,904
====================================================================================================================

SERVICING PORTFOLIO
Commercial                                                $    38,943      37,678     31,028      29,739     29,000
Consumer                                                  $     1,551       2,123      2,964       1,352     37,722
====================================================================================================================

TABLE 9
LOANS HELD FOR SALE

------------------------------------------------------------------------------------------------------------------------

                                                                                2001                               2000
                                                             ------------------------  ---------------------------------

                                                                  SECOND       First      Fourth      Third      Second
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
2000 STRATEGIC REPOSITIONING
Balance, beginning of period                                $        689       4,263       4,983      6,326           -
Loans transferred to (from) assets held for sale, net                (98)          -           -        719       7,182
Allowance for loan losses related to loans transferred
  to assets held for sale                                              -           -           2       (166)       (856)
Lower of cost or market valuation adjustments                        (21)        (50)       (111)         -           -
Loans sold                                                          (190)     (3,327)       (289)    (1,756)          -
Other, net (a)                                                       (63)       (197)       (322)      (140)          -
------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                               317         689       4,263      4,983       6,326
------------------------------------------------------------------------------------------------------------------------
OTHER (b)
Balance, beginning of period                                       6,101       3,883       4,108      4,310       4,875
Originations                                                       5,279       4,773       2,701      2,495       1,568
Loans transferred to (from) assets held for sale, net                 37         282        (556)       (24)       (515)
Allowance for loan losses related to loans transferred
  to assets held for sale                                            (40)        (23)          -          -           -
Lower of cost or market valuation adjustments                        (14)        (30)        (33)       (46)        (53)
Loans sold                                                        (5,475)     (2,628)     (2,204)    (2,587)     (1,408)
Other, net (a)                                                      (242)       (156)       (133)       (40)       (157)
------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                             5,646       6,101       3,883      4,108       4,310
------------------------------------------------------------------------------------------------------------------------
Loans held for sale, end of period                          $      5,963       6,790       8,146      9,091      10,636
========================================================================================================================

(a) Other, net represents primarily loan payments.
(b) Other includes primarily student, mortgage warehouse, home equity and syndication loans.

TABLE 10
ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

------------------------------------------------------------------------------------------------------------------

                                                                            2001                             2000
                                                          -----------------------  -------------------------------

                                                               SECOND      First     Fourth      Third     Second
(In millions)                                                 QUARTER    Quarter    Quarter    Quarter    Quarter
------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period                             $      1,759      1,722      1,720      1,706      1,760
Provision for loan losses                                         223        219        192        322      1,030
Allowance relating to loans transferred
   to other assets or sold                                        (65)       (23)         2       (166)      (856)
Loan losses, net                                                 (157)      (159)      (192)      (142)      (228)
------------------------------------------------------------------------------------------------------------------
Balance, end of period                                   $      1,760      1,759      1,722      1,720      1,706
==================================================================================================================
as a % of loans, net                                             1.44 %     1.43       1.39       1.39       1.33
==================================================================================================================
as a % of nonaccrual and restructured loans (a)                   144 %      143        146        202        215
==================================================================================================================
as a % of nonperforming assets (a)                                133 %      132        135        181        193
==================================================================================================================
LOAN LOSSES
Commercial, financial and agricultural                   $        122        121        159        108        157
Real estate - commercial construction and mortgage                  3          4          7          3          1
Real estate - residential mortgage                                  2          1          3          1          5
Installment loans and vehicle leasing (b)                          64         63         52         53        101
------------------------------------------------------------------------------------------------------------------
        Total loan losses                                         191        189        221        165        264
------------------------------------------------------------------------------------------------------------------
LOAN RECOVERIES
Commercial, financial and agricultural                             15         16         12         10         21
Real estate - commercial construction and mortgage                  5          1          1          1          -
Real estate - residential mortgage                                  -          -          -          1          1
Installment loans and vehicle leasing (b)                          14         13         16         11         14
------------------------------------------------------------------------------------------------------------------
        Total loan recoveries                                      34         30         29         23         36
------------------------------------------------------------------------------------------------------------------
        Loan losses, net                                 $        157        159        192        142        228
------------------------------------------------------------------------------------------------------------------
Commercial loan net charge-offs as %
  of average commercial loans, net (c)                           0.55 %     0.56       0.80       0.53       0.73
Consumer loan net charge-offs as %
  of average consumer loans, net (c)                             0.48       0.48       0.36       0.35       0.63
Total net charge-offs as % of average loans, net (c)             0.52 %     0.53       0.64       0.46       0.69
==================================================================================================================
NONPERFORMING ASSETS
Nonaccrual loans
  Commercial, financial and agricultural                 $      1,069        993        884        596        562
  Real estate - commercial construction and mortgage               19         33         55         58         59
  Real estate - residential mortgage                               45         74         63         52         28
  Installment loans and vehicle leasing (b)                        90        131        174        148        142
------------------------------------------------------------------------------------------------------------------
        Total nonaccrual loans                                  1,223      1,231      1,176        854        791
Foreclosed properties (d)                                         104        106        103         97         93
------------------------------------------------------------------------------------------------------------------
        Total nonperforming assets                       $      1,327      1,337      1,279        951        884
==================================================================================================================
Nonperforming loans included in assets held for sale (e) $        250        344        334        349        331
Nonperforming assets included in loans and in assets
  held for sale                                          $      1,577      1,681      1,613      1,300      1,215
==================================================================================================================
as % of loans, net, and foreclosed properties (a)                1.08 %     1.09       1.03       0.77       0.69
==================================================================================================================
as % of loans, net, foreclosed properties and loans in
  other assets as held for sale (e)                              1.23 %     1.30       1.22       0.98       0.87
==================================================================================================================
Accruing loans past due 90 days                          $        213        220        183        145         84
==================================================================================================================

(a) These ratios do not include nonperforming loans included in assets held for sale.
(b) Installment loans and vehicle leasing include loan losses, loan recoveries and nonperforming assets related to credit card, instant cash reserve, signature and First Choice.
(c) Annualized.
(d) Restructured loans are not significant.
(e) These ratios reflect nonperforming loans included in assets held for sale. Assets held for sale are recorded at the lower of cost or market value, and accordingly, the amount shown and included in the ratios is net of the transferred allowance for loan losses and the lower of cost or market valuation adjustments.

TABLE 11
NONPERFORMING ASSETS ACTIVITY (a)

---------------------------------------------------------------------------------------------------------------------------

                                                                                   2001                               2000
                                                               ------------------------- ----------------------------------

                                                                    SECOND        First     Fourth       Third      Second
(In millions)                                                      QUARTER      Quarter    Quarter     Quarter     Quarter
---------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                 $       1,337        1,279        951         884       1,270
---------------------------------------------------------------------------------------------------------------------------
Commercial loan activity
  New nonaccrual loans and advances                                    361          314        532         280         284
  Charge-offs                                                         (125)        (125)      (166)       (111)       (158)
  Transfers (to) from assets held for sale                               -            -         11         (46)       (223)
  Sales                                                                (50)           -        (15)          -           -
  Other, principally payments                                         (125)        (104)       (82)        (95)        (66)
---------------------------------------------------------------------------------------------------------------------------
        Commercial loan activity                                        61           85        280          28        (163)
---------------------------------------------------------------------------------------------------------------------------
Consumer loan activity
  Transfers to assets held for sale                                   (123)         (90)         -           -        (243)
  Other, net                                                            52           63         48          39          20
---------------------------------------------------------------------------------------------------------------------------
        Consumer loan activity                                         (71)         (27)        48          39        (223)
---------------------------------------------------------------------------------------------------------------------------
        Change in nonperforming assets                                 (10)          58        328          67        (386)
---------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                       $       1,327        1,337      1,279         951         884
===========================================================================================================================

(a) Excludes nonperforming loans included in assets held for sale.



TABLE 12
GOODWILL AND OTHER INTANGIBLE ASSETS

------------------------------------------------------------------------------------------------------------------------

                                                                                2001                               2000
                                                             ------------------------  ---------------------------------

                                                                  SECOND       First      Fourth      Third      Second
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
Goodwill                                                    $      3,476       3,524       3,481      3,551       3,510
Deposit base premium                                                 140         157         174        195         215
Other                                                                  9           9           9         10          11
------------------------------------------------------------------------------------------------------------------------
        Total goodwill and other intangible assets          $      3,625       3,690       3,664      3,756       3,736
========================================================================================================================

TABLE 13
DEPOSITS

-------------------------------------------------------------------------------------------------------------------------

                                                                                 2001                               2000
                                                              ------------------------  ---------------------------------

                                                                   SECOND       First      Fourth      Third      Second
(In millions)                                                     QUARTER     Quarter     Quarter    Quarter     Quarter
-------------------------------------------------------------------------------------------------------------------------
CORE DEPOSITS
Noninterest-bearing                                         $      29,633      28,582      30,315     28,501      30,229
Savings and NOW accounts                                           37,266      37,599      36,215     34,620      35,346
Money market accounts                                              21,330      20,737      20,630     18,382      17,988
Other consumer time                                                32,793      33,868      35,223     36,814      35,789
-------------------------------------------------------------------------------------------------------------------------
        Total core deposits                                       121,022     120,786     122,383    118,317     119,352
OTHER DEPOSITS
Foreign                                                             6,977       7,810       7,795      8,596       9,178
Other time                                                         10,568      12,199      12,490     11,957      16,334
-------------------------------------------------------------------------------------------------------------------------
        Total deposits                                      $     138,567     140,795     142,668    138,870     144,864
=========================================================================================================================



TABLE 14
TIME DEPOSITS IN AMOUNTS OF $100,000 OR MORE

-------------------------------------------------------------------------------------------------------------------------

                                                                                                           JUNE 30, 2001
                                                                                                  -----------------------

(In millions)
-------------------------------------------------------------------------------------------------------------------------
MATURITY OF
3 months or less                                                                                $                  4,506
Over 3 months through 6 months                                                                                     3,612
Over 6 months through 12 months                                                                                    4,654
Over 12 months                                                                                                     3,875
-------------------------------------------------------------------------------------------------------------------------
        Total                                                                                   $                 16,647
=========================================================================================================================

TABLE 15
LONG-TERM DEBT

------------------------------------------------------------------------------------------------------------------------

                                                                                2001                               2000
                                                             ------------------------  ---------------------------------

                                                                  SECOND       First      Fourth      Third      Second
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
NOTES AND DEBENTURES ISSUED BY
  THE PARENT COMPANY
  Notes
    6.625% to 7.70%, due 2004 to 2005                       $      3,084       3,084       3,084      3,082       1,790
    Floating rate, due 2001 to 2005                                2,368       2,368       2,367      2,118       1,770
    Floating rate extendible, due 2005                                10          10          10         10          10
  Subordinated notes
    6.00% to 9.45%, due 2001 to 2009                               2,665       2,664       2,664      2,662       2,662
    7.18% to 8.00%, due 2009 to 2011                                 208         208         208        208         208
    6.30%, Putable/Callable, due 2028                                200         200         200        200         200
    Floating rate, due 2003                                          150         150         150        150         150
  Subordinated debentures
    6.55% to 7.574%, due 2026 to 2035                                794         794         794        794         794
------------------------------------------------------------------------------------------------------------------------
        Total notes and debentures issued by the
          Parent Company                                           9,479       9,478       9,477      9,224       7,584
------------------------------------------------------------------------------------------------------------------------
NOTES ISSUED BY SUBSIDIARIES
Notes, primarily notes issued under global
  note programs, varying rates and terms to 2006                  14,784      16,929      16,457     17,583      16,988
Subordinated notes
  5.875% to 9.375%, due 2002 to 2006                                 925         925       1,075      1,075       1,075
  Bank, 5.80% to 7.875%, due 2006 to 2036                          2,548       2,548       2,548      2,548       1,549
  6.625% to 8.375%, due 2002 to 2007                                 570         570         570        570         570
------------------------------------------------------------------------------------------------------------------------
        Total notes issued by subsidiaries                        18,827      20,972      20,650     21,776      20,182
------------------------------------------------------------------------------------------------------------------------
OTHER DEBT
Trust preferred securities                                         2,007       2,027       2,028      2,020       2,010
Collateralized notes, 5.65%, due 2006                              2,463           -           -          -           -
4.556% auto securitization financing, due 2008                       698         828         861        944         944
Advances from the Federal Home Loan Bank                           2,562       2,762       2,762      2,262       2,387
Capitalized leases                                                    18          19          25         26          26
Mortgage notes and other debt of subsidiaries                          6           6           6          6           7
------------------------------------------------------------------------------------------------------------------------
        Total other debt                                           7,754       5,642       5,682      5,258       5,374
------------------------------------------------------------------------------------------------------------------------
        Total                                               $     36,060      36,092      35,809     36,258      33,140
========================================================================================================================

TABLE 16
CHANGES IN STOCKHOLDERS' EQUITY

------------------------------------------------------------------------------------------------------------------------

                                                                                2001                               2000
                                                             ------------------------  ---------------------------------

                                                                  SECOND       First      Fourth      Third      Second
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                $     16,081      15,347      14,795     13,951      16,884
------------------------------------------------------------------------------------------------------------------------
Comprehensive income
  Net income (loss)                                                  633         584         599        852      (2,199)
  Net unrealized gain (loss) on debt and equity securities          (176)        290         625        348        (212)
  Net unrealized gain (loss) on derivative financial instruments    (138)        145           -          -           -
------------------------------------------------------------------------------------------------------------------------
       Total comprehensive income                                    319       1,019       1,224      1,200      (2,411)
Purchases of common stock                                            (67)       (102)       (294)       (43)       (132)
Common stock issued for
  Stock options and restricted stock                                 (17)         90          (2)        33          76
  Dividend reinvestment plan                                          15          14          19         19          19
  Acquisitions                                                         -           -           -         34           -
Deferred compensation, net                                            49         (52)         75         70         (14)
Cash dividends paid                                                 (236)       (235)       (470)      (469)       (471)
------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                      $     16,144      16,081      15,347     14,795      13,951
========================================================================================================================



TABLE 17
CAPITAL RATIOS

----------------------------------------------------------------------------------------------------------------------------

                                                                                   2001                                2000
                                                               -------------------------  ----------------------------------

                                                                    SECOND        First      Fourth       Third      Second
(In millions)                                                      QUARTER      Quarter     Quarter     Quarter     Quarter
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED CAPITAL RATIOS (a)
Qualifying capital
  Tier 1 capital                                              $     14,631       14,212      13,952      13,933      13,452
  Total capital                                                     22,727       22,408      22,253      22,528      21,385
Adjusted risk-weighted assets                                      198,536      197,854     198,849     199,078     202,391
Adjusted leverage ratio assets                                $    243,660      241,814     235,749     243,106     251,895
Ratios
  Tier 1 capital                                                      7.37 %       7.18        7.02        7.00        6.65
  Total capital                                                      11.45        11.33       11.19       11.32       10.57
  Leverage                                                            6.00         5.88        5.92        5.73        5.34
STOCKHOLDERS' EQUITY TO ASSETS
  Quarter-end                                                         6.56         6.36        6.04        6.00        5.41
  Average                                                             6.48 %       6.46        6.16        5.77        6.50
============================================================================================================================
BANK CAPITAL RATIOS
Tier 1 capital
  First Union National Bank                                           7.62 %       7.38        6.92        7.35        7.16
  First Union National Bank of Delaware                              12.61        11.97       12.20       12.07       12.02
Total capital
  First Union National Bank                                          11.61        11.39       10.73       11.28       10.58
  First Union National Bank of Delaware                              14.39        13.82       13.97       14.01       14.05
Leverage
  First Union National Bank                                           6.12         5.95        6.04        6.30        6.09
  First Union National Bank of Delaware                               7.97 %       8.08        7.76        8.74        8.20
============================================================================================================================

(a) Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of 4.00 percent and a minimum ratio of total capital to risk-weighted assets of 8.00 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3.00 percent to 4.00 percent.

TABLE 18
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS (a)

-------------------------------------------------------------------------------------------------------------------------

                                                                                                           JUNE 30, 2001
                                                -------------------------------------------------------------------------

                                                                     GROSS UNREALIZED                   IN-      AVERAGE
                                                   NOTIONAL   ------------------------           EFFECTIVE-  MATURITY IN
(In millions)                                        AMOUNT       GAINS     LOSSES(F)  EQUITY(G)   NESS (H)    YEARS (I)
-------------------------------------------------------------------------------------------------------------------------
ASSET HEDGES
Cash flow hedges (b)
  Interest rate swaps                         $      35,883         821         (374)       279         (2)         7.51
  Forward purchase commitments                        2,988           -          (10)        (6)         -          0.29
  Futures                                                25           -            -          -          -          0.25
Fair value  hedges (c)
  Interest rate swaps                                     6           -            -          -          -         13.85
  Forward sale commitments                            1,109           4           (1)         -         (2)         0.09
  Futures                                               187           -           (5)         -          -          0.25
-----------------------------------------------------------------------------------------------------------
        Total asset hedges                    $      40,198         825         (390)       273         (4)         6.74
=========================================================================================================================
LIABILITY HEDGES
Cash flow hedges (d)
  Interest rate swaps                         $      25,778         272         (338)       (40)         -          8.35
  Futures                                            55,203           -         (311)      (193)         -          0.25
  Put options on Eurodollar futures                   5,000           -            -          -          -          0.59
Fair value  hedges (e)
  Interest rate swaps                                12,295         373          (34)         -          -          5.92
  Interest rate options                                 300           -            -          -          -          1.96
-----------------------------------------------------------------------------------------------------------
        Total liability hedges                $      98,576         645         (683)      (233)         -          3.10
=========================================================================================================================

(a) Includes only derivative financial instruments related to interest rate risk management activities. All of the company's other derivative financial instruments are classified as trading.
(b) Receive-fixed interest rate swaps with a notional amount of $34.2 billion, of which $4 billion are forward-starting, and with pay rates based on one-to-six month LIBOR are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-six month LIBOR-indexed loans. Pay-fixed interest rate swaps with a notional amount of $1.7 billion and with receive rates based on one-month LIBOR are designated as cash flow hedges of securities and have a loss, net of tax, of $40 million in accumulated other comprehensive income. Forward purchase commitments of $3 billion are designated as a cash flow hedge of the variability of the consideration to be paid in the forecasted purchase of available for sale securities that will occur upon gross settlement of the commitment in October 2001.
(c) Forward sale commitments of $1.1 billion are designated as fair value hedges of mortgage loans in the warehouse.
(d) Derivatives with a notional amount of $78.5 billion are designated as cash flow hedges of the variability in cash flows attributable to the forecasted issuance of fixed rate short-term liabilities that are part of a rollover strategy, primarily repurchase agreements and deposit products. Of this amount, $51.3 billion are Eurodollar futures, $5 billion are purchased put options on Eurodollar futures and $22.2 billion are pay-fixed interest rate swaps with receive rates based on one-to-three month LIBOR, of which $14.1 billion are forward-starting. Pay-fixed interest rate swaps with a notional amount of $3.6 billion, of which $3.3 billion are forward-starting, and with receive rates based on one-to-three month LIBOR are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-three month LIBOR-indexed long-term debt. Additionally, Eurodollar futures with a notional amount of $3.9 billion are designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of three month LIBOR-indexed long-term debt.
(e) Receive-fixed interest rate swaps with a notional amount of $12.3 billion and with pay rates based primarily on one-to-six month LIBOR are designated as fair value hedges of fixed rate liabilities, primarily CDs, long-term debt and bank notes.
(f) Represents the fair value of derivative financial instruments less accrued interest receivable or payable.
(g) At June 30, 2001, the net unrealized gain on derivatives included in accumulated other comprehensive income, which is a component of stockholders' equity, was $7 million, net of tax. Of this net of tax amount, a $40 million gain represents the effective portion of the net gains (losses) on derivatives that qualify as cash flow hedges, and a $73 million loss related to terminated and/or redesignated derivatives. Gains (losses) will be classified into interest income or expense as a yield adjustment of the hedged item in the same period that the hedged cash flows impact earnings. This may occur as the interest on the floating rate instruments, such as loans, long-term debt and bank notes, is accrued or as fixed rate short-term liabilities are rolled over. As of June 30, 2001, $54 million of net gains, net of tax, recorded in accumulated other comprehensive income are expected to be reclassified as interest income or expense during the next twelve months. The maximum length of time over which cash flow hedges are hedging the variability in future cash flows associated with the forecasted transactions is 25.48 years.
(h) In the six months ended June 30, 2001, losses in the amount of $4 million were recognized in other fee income representing the ineffective portion of the net gains (losses) on derivatives that qualify as cash flow and fair value hedges. In addition, net interest income in the six months ended June 30, 2001, includes a reduction to net interest income of $58 million representing ineffectiveness of cash flow hedges caused by differences between the critical terms of the derivative and the hedged item, primarily differences in reset dates.
(i) Estimated maturity approximates average life.

TABLE 19
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS - EXPECTED MATURITIES

---------------------------------------------------------------------------------------------------------------------------

                                                                                                             JUNE 30, 2001
                                                    -----------------------------------------------------------------------

                                                       1 YEAR         1 -2        2 -5       5 -10   AFTER 10
(In millions)                                         OR LESS        YEARS       YEARS       YEARS      YEARS        TOTAL
---------------------------------------------------------------------------------------------------------------------------
CASH FLOW ASSET HEDGES
Notional amount - swaps                           $     4,161        3,042       2,029      19,585      7,066       35,883
Notional amount - other                                 2,988           25           -           -          -        3,013
Weighted average receive rate (a)                        7.01  %      6.88        6.37        5.87       7.05         6.37
Weighted average pay rate (a)                            3.90  %      4.04        4.39        3.78       3.95         3.89
Unrealized gain (loss)                            $        82           93          30        (194)       427          438
---------------------------------------------------------------------------------------------------------------------------
FAIR VALUE ASSET HEDGES
Notional amount - swaps                           $         -            -           -           -          6            6
Notional amount - other                                 1,109           30         112          45          -        1,296
Weighted average receive rate (a)                           -  %         -           -           -       6.80         6.80
Weighted average pay rate (a)                               -  %         -           -           -       7.36         7.36
Unrealized gain (loss)                            $         2           (1)         (4)          -          -           (3)
---------------------------------------------------------------------------------------------------------------------------
CASH FLOW LIABILITY HEDGES
Notional amount - swaps                           $       784          909       2,740      17,928      3,417       25,778
Notional amount - other                                52,228        7,975           -           -          -       60,203
Weighted average receive rate (a)                        3.90  %      3.98        3.97        3.84       3.88         3.91
Weighted average pay rate (a)                            6.83  %      5.86        5.28        6.26       6.62         6.01
Unrealized gain (loss)                            $      (292)         (41)        (32)        104       (115)        (376)
---------------------------------------------------------------------------------------------------------------------------
FAIR VALUE LIABILITY HEDGES
Notional amount - swaps                           $       425          450       6,910       4,060        450       12,295
Notional amount - other                                     -          150         150           -          -          300
Weighted average receive rate (a)                        7.86  %      7.14        6.45        7.06       6.69         6.74
Weighted average pay rate (a)                            3.89  %      4.45        4.24        4.52       4.05         4.32
Unrealized gain (loss)                            $        10           15         154         151          8          338
===========================================================================================================================

(a) Weighted average receive and pay rates include the impact of currently effective interest rate swaps and basis swaps only and not the impact of forward-starting interest rate swaps. All of the interest rate swaps have variable pay or receive rates based on one-to-six month LIBOR, and they are the pay or receive rates in effect at June 30, 2001.

TABLE 20
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS ACTIVITY

-------------------------------------------------------------------------------------------------------------------------

                                                                                         Asset    Liability
(In millions)                                                                           Hedges       Hedges        Total
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                                        $     34,519      141,032      175,551
Additions                                                                               19,547       41,552       61,099
Maturities and amortizations                                                            (1,688)     (38,025)     (39,713)
Terminations                                                                              (180)        (180)        (360)
Redesignations and transfers to trading account assets                                 (12,000)     (45,803)     (57,803)
-------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001                                                            $     40,198       98,576      138,774
=========================================================================================================================

FIRST UNION CORPORATION
NET INTEREST INCOME SUMMARIES

-------------------------------------------------------------------------------------------------------------------

                                                          SECOND QUARTER 2001                   FIRST QUARTER 2001
                                              --------------------------------      -------------------------------

                                                                      AVERAGE                              Average
                                                          INTEREST      RATES                   Interest     Rates
                                                AVERAGE    INCOME/    EARNED/         Average    Income/   Earned/
(In millions)                                  BALANCES    EXPENSE       PAID        Balances    Expense      Paid
-------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing bank balances              $     2,529         29       4.57 %   $     1,826         25      5.69 %
Federal funds sold and securities
  purchased under resale agreements               8,923         99       4.41           7,036         95      5.49
Trading account assets (a)                       13,965        202       5.78          13,315        206      6.24
Securities (a)                                   49,931        899       7.21          50,417        945      7.50
Loans (a) (b)
  Commercial
    Commercial, financial and agricultural       53,160      1,098       8.29          53,416      1,130      8.56
    Real estate - construction and other          3,193         52       6.56           3,231         62      7.76
    Real estate - mortgage                        8,525        149       7.01           9,195        180      7.95
    Lease financing                               6,075        157      10.29           6,084        161     10.62
    Foreign                                       5,425         83       6.12           5,344         92      7.01
-------------------------------------------------------------------                 ---------------------
        Total commercial                         76,378      1,539       8.08          77,270      1,625      8.51
-------------------------------------------------------------------                 ---------------------
  Consumer
    Real estate - mortgage                       17,435        318       7.29          17,610        331      7.52
    Installment loans and vehicle leasing        25,399        572       9.02          24,970        580      9.41
-------------------------------------------------------------------                 ---------------------
        Total consumer                           42,834        890       8.32          42,580        911      8.63
-------------------------------------------------------------------                 ---------------------
        Total loans                             119,212      2,429       8.17         119,850      2,536      8.55
-------------------------------------------------------------------                 ---------------------
Other earning assets                             10,113        193       7.68          11,276        250      8.96
-------------------------------------------------------------------                 ---------------------
        Total earning assets                    204,673      3,851       7.54         203,720      4,057      8.03
                                                          ====================                 ====================
Cash and due from banks                           7,568                                 7,749
Other assets                                     35,013                                34,000
--------------------------------------------------------                            ----------
        Total assets                        $   247,254                           $   245,469
========================================================                            ==========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Interest-bearing deposits
    Savings and NOW accounts                     39,640        267       2.70          38,756        264      2.76
    Money market accounts                        18,746        225       4.81          17,941        200      4.52
    Other consumer time                          33,268        477       5.76          34,452        506      5.96
    Foreign                                       6,357         73       4.62           6,851         94      5.59
    Other time                                   11,587        150       5.20          12,239        189      6.27
-------------------------------------------------------------------                 ---------------------
        Total interest-bearing deposits         109,598      1,192       4.36         110,239      1,253      4.61
  Federal funds purchased and securities
    sold under repurchase agreements             27,128        356       5.27          25,005        378      6.13
  Commercial paper                                2,435         25       4.08           2,540         33      5.32
  Other short-term borrowings                     9,809         73       2.98           9,580         82      3.46
  Long-term debt                                 36,254        463       5.11          36,631        577      6.30
-------------------------------------------------------------------                 ---------------------
        Total interest-bearing liabilities      185,224      2,109       4.57         183,995      2,323      5.10
                                                          ====================                 ====================
  Noninterest-bearing deposits                   27,381                                27,043
  Other liabilities                              18,623                                18,585
  Stockholders' equity                           16,026                                15,846
--------------------------------------------------------                            ----------
        Total liabilities and stockholders'
          equity                            $   247,254                           $   245,469
========================================================                            ==========
Interest income and rate earned                         $    3,851       7.54 %               $    4,057      8.03 %
Interest expense and equivalent rate paid                    2,109       4.13                      2,323      4.61
------------------------------------------------------------------------------      -------------------------------
Net interest income and margin (c)                      $    1,742       3.41 %               $    1,734      3.42 %
==============================================================================      ===============================

(a) Yields related to securities and loans exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates. Lease financing amounts include related deferred income taxes. (b) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

   --------------------------------------------------------------------------------------------------------

              FOURTH QUARTER 2000                   THIRD QUARTER 2000                 SECOND QUARTER 2000
   -------------------------------      -------------------------------     -------------------------------

                          Average                              Average                             Average
               Interest     Rates                   Interest     Rates                  Interest     Rates
     Average    Income/   Earned/        Average     Income/   Earned/        Average    Income/   Earned/
    Balances    Expense      Paid       Balances     Expense      Paid       Balances    Expense      Paid
   --------------------------------------------------------------------------------------------------------

$      1,266         14      4.34 %   $    1,465          20      5.28 %  $       977         13      5.52 %

       5,994         89      5.86          6,367          97      6.11          9,318        132      5.72
      11,569        201      6.95         12,204         214      6.99         12,950        220      6.83
      50,554        952      7.54         52,780         988      7.48         56,027      1,035      7.40


      53,554      1,233      9.17         53,226       1,250      9.34         54,486      1,251      9.22
       3,011         65      8.69          2,676          59      8.65          2,458         52      8.49
       9,130        198      8.63          9,294         203      8.70          9,302        195      8.44
       5,272        150     11.37          5,168         148     11.45          5,123        153     11.90
       5,286         97      7.29          5,016          91      7.17          4,582         80      7.08
   ---------------------                ---------------------               ---------------------
      76,253      1,743      9.11         75,380       1,751      9.24         75,951      1,731      9.15
   ---------------------                ---------------------               ---------------------

      18,805        362      7.70         23,163         432      7.47         25,760        469      7.28
      25,035        606      9.63         24,932         596      9.51         30,903        740      9.61
   ---------------------                ---------------------               ---------------------
      43,840        968      8.80         48,095       1,028      8.53         56,663      1,209      8.55
   ---------------------                ---------------------               ---------------------
     120,093      2,711      8.99        123,475       2,779      8.96        132,614      2,940      8.90
   ---------------------                ---------------------               ---------------------
      13,130        322      9.76         14,798         393     10.63          8,175        177      8.66
   ---------------------                ---------------------               ---------------------
     202,606      4,289      8.44        211,089       4,491      8.48        220,061      4,517      8.24
               ===================                 ====================                 ===================
       7,653                               7,446                                7,830
      29,116                              28,283                               27,692
   ----------                           ---------                           ----------
$    239,375                          $  246,818                          $   255,583
   ==========                           =========                           ==========



      37,640        301      3.17         37,680         296      3.13         38,940        283      2.92
      17,008        202      4.74         15,629         175      4.46         14,959        154      4.13
      36,421        541      5.91         36,328         524      5.74         35,386        478      5.43
       7,483        110      5.85          9,721         151      6.18          8,795        130      5.92
      11,902        213      7.13         15,317         276      7.16         14,153        240      6.82
   ---------------------                ---------------------               ---------------------
     110,454      1,367      4.92        114,675       1,422      4.93        112,233      1,285      4.60

      23,686        400      6.72         28,363         459      6.43         36,762        552      6.04
       2,639         42      6.19          2,588          40      6.25          3,308         49      6.03
       9,345         96      4.09          9,257         110      4.74         11,096        149      5.37
      35,708        627      7.03         35,263         600      6.80         33,555        552      6.58
   ---------------------                ---------------------               ---------------------
     181,832      2,532      5.55        190,146       2,631      5.51        196,954      2,587      5.28
               ===================                 ====================                 ===================
      27,875                              28,437                               28,971
      14,915                              13,999                               13,044
      14,753                              14,236                               16,614
   ----------                           ---------                           ----------
$    239,375                          $  246,818                          $   255,583
   ==========                           =========                           ==========
             $    4,289      8.44 %              $     4,491      8.48 %              $    4,517      8.24 %
                  2,532      4.98                      2,631      4.96                     2,587      4.73
               -------------------                 --------------------                 -------------------
             $    1,757      3.46 %              $     1,860      3.52 %              $    1,930      3.51 %
               ===================                 ====================                 ===================

(c) The net interest margin includes (in basis points): 13, 14, 15, 22 and 27 in the second and first quarters of 2001 and in the fourth, third and second quarters of 2000, respectively, related to net interest income from hedge-related derivative transactions.

FIRST UNION CORPORATION
NET INTEREST INCOME SUMMARIES

---------------------------------------------------------------------------------------------------------------

                                                      SIX MONTHS ENDED 2001              SIX MONTHS ENDED 2000
                                            --------------------------------     ------------------------------

                                                                    AVERAGE                            Average
                                                        INTEREST      RATES                 Interest     Rates
                                               AVERAGE   INCOME/    EARNED/        Average   Income/   Earned/
(In millions)                                 BALANCES   EXPENSE       PAID       Balances   Expense      Paid
---------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing bank balances             $     2,179        54       5.04 %  $       822        20      5.07 %
Federal funds sold and securities
  purchased under resale agreements              7,985       194       4.89          9,436       261      5.56
Trading account assets (a)                      13,642       408       6.00         12,138       413      6.84
Securities (a)                                  50,173     1,844       7.35         55,208     2,013      7.29
Loans (a) (b)
  Commercial
    Commercial, financial and agricultural      53,286     2,228       8.43         53,647     2,425      9.09
    Real estate - construction and other         3,212       114       7.16          2,432       100      8.29
    Real estate - mortgage                       8,858       329       7.50          9,141       378      8.32
    Lease financing                              6,080       318      10.46          5,168       313     12.10
    Foreign                                      5,385       175       6.56          4,557       154      6.82
-----------------------------------------------------------------                --------------------
        Total commercial                        76,821     3,164       8.30         74,945     3,370      9.04
-----------------------------------------------------------------                --------------------
  Consumer
    Real estate - mortgage                      17,522       649       7.41         26,655       968      7.26
    Installment loans and vehicle leasing       25,186     1,152       9.22         30,448     1,459      9.62
-----------------------------------------------------------------                --------------------
        Total consumer                          42,708     1,801       8.47         57,103     2,427      8.52
-----------------------------------------------------------------                --------------------
        Total loans                            119,529     4,965       8.36        132,048     5,797      8.81
-----------------------------------------------------------------                --------------------
Other earning assets                            10,691       443       8.35          8,256       349      8.47
-----------------------------------------------------------------                --------------------
        Total earning assets                   204,199     7,908       7.78        217,908     8,853      8.15
                                                        ====================                ===================
Cash and due from banks                          7,658                               7,954
Other assets                                    34,510                              26,074
-------------------------------------------------------                          ----------
        Total assets                       $   246,367                         $   251,936
=======================================================                          ==========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Interest-bearing deposits
    Savings and NOW accounts                    39,200       531       2.73         39,385       572      2.92
    Money market accounts                       18,346       425       4.67         15,262       305      4.01
    Other consumer time                         33,857       983       5.86         34,688       901      5.22
    Foreign                                      6,603       167       5.12          8,960       253      5.68
    Other time                                  11,911       339       5.75         13,688       449      6.60
-----------------------------------------------------------------                --------------------
        Total interest-bearing deposits        109,917     2,445       4.49        111,983     2,480      4.45
  Federal funds purchased and securities
    sold under repurchase agreements            26,072       734       5.68         36,024     1,034      5.77
  Commercial paper                               2,487        58       4.71          3,152        91      5.81
  Other short-term borrowings                    9,695       155       3.21         10,098       264      5.24
  Long-term debt                                36,442     1,040       5.71         33,060     1,065      6.44
-----------------------------------------------------------------                --------------------
        Total interest-bearing liabilities     184,613     4,432       4.83        194,317     4,934      5.10
                                                        ====================                ===================
  Noninterest-bearing deposits                  27,213                              28,829
  Other liabilities                             18,604                              12,191
  Stockholders' equity                          15,937                              16,599
-------------------------------------------------------                          ----------
        Total liabilities and stockholders'
          equity                           $   246,367                         $   251,936
=======================================================                          ==========
Interest income and rate earned                        $   7,908       7.78 %              $   8,853      8.15 %
Interest expense and equivalent rate paid                  4,432       4.36                    4,934      4.55
----------------------------------------------------------------------------                -------------------
Net interest income and margin (c)                     $   3,476       3.42 %              $   3,919      3.60 %
============================================================================                ===================

(a) Yields related to securities and loans exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates. Lease financing amounts include related deferred income taxes. (b) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued. (c) The net interest margin includes (in basis points): 14 and 27 for the six months ended June 30, 2001, and June 30, 2000, respectively, related to net interest income from hedge-related derivative transactions.

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME

-------------------------------------------------------------------------------------------------------------------

                                        THREE MONTHS ENDED JUNE 30, 2001            SIX MONTHS ENDED JUNE 30, 2001
                                   --------------------------------------   ---------------------------------------

                                               RESTRUCTURING                             RESTRUCTURING
                                    OPERATING      AND OTHER          AS     OPERATING       AND OTHER          AS
(In millions)                        EARNINGS  CHARGES/GAINS    REPORTED      EARNINGS   CHARGES/GAINS    REPORTED
-------------------------------------------------------------------------------------------------------------------
Net interest income              $      1,711              -       1,711         3,413              -        3,413
Provision for loan losses                 223              -         223           442              -          442
-------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses             1,488              -       1,488         2,971              -        2,971
-------------------------------------------------------------------------------------------------------------------
Fee and other income
  Service charges and fees                486              -         486           954              -          954
  Advisory, underwriting and other
    investment banking fees               238              -         238           436              -          436
  Other income
    Security transactions - portfolio       -              -           -           (16)             -          (16)
    Asset sales and securitization         64             (8)         56            76            (52)          24
    Gain on sale of branches                -              -           -             -             73           73
    Other                                 841              9         850         1,725              8        1,733
-------------------------------------------------------------------------------------------------------------------
        Total fee and other income      1,629              1       1,630         3,175             29        3,204
-------------------------------------------------------------------------------------------------------------------
Noninterest expense
  Restructuring charges                     -            (69)        (69)            -            (67)         (67)
  Other noninterest expense             2,169             97       2,266         4,307            166        4,473
-------------------------------------------------------------------------------------------------------------------
        Total noninterest expense       2,169             28       2,197         4,307             99        4,406
-------------------------------------------------------------------------------------------------------------------
Income before income taxes (benefits)     948            (27)        921         1,839            (70)       1,769
Income taxes (benefits)                   299            (11)        288           580            (28)         552
-------------------------------------------------------------------------------------------------------------------
        Net income               $        649            (16)        633         1,259            (42)       1,217
===================================================================================================================
Diluted earnings per share       $       0.66          (0.02)       0.64          1.28          (0.05)        1.23
===================================================================================================================


FIRST UNION CORPORATION AND SUBSIDIARIES
RESTRUCTURING AND OTHER CHARGES/GAINS

-------------------------------------------------------------------------------------------------------------------

                                                                                                THREE          SIX
                                                                                               MONTHS       MONTHS
                                                                                                ENDED        ENDED
                                                                                             JUNE 30,     JUNE 30,
(In millions)                                                                                    2001         2001
-------------------------------------------------------------------------------------------------------------------
RESTRUCTURING CHARGES (REVERSALS)
Strategic repositioning
  restructuring charges
  (reversals), net
     Employee termination benefits                                                      $         (26)         (24)
     Occupancy                                                                                    (32)         (32)
     Other asset impairments                                                                        -           (1)
     Contract cancellations                                                                       (15)         (16)
-------------------------------------------------------------------------------------------------------------------
        Total restructuring charges (reversals)                                                   (73)         (73)
Reversal of March 1999 restructuring accruals related
  primarily to employee termination benefits                                                        -          (14)
-------------------------------------------------------------------------------------------------------------------
        Net restructuring charges                                                                 (73)         (87)
Merger-related charges                                                                              4           20
-------------------------------------------------------------------------------------------------------------------
        Total                                                                                     (69)         (67)
-------------------------------------------------------------------------------------------------------------------
OTHER CHARGES/GAINS
Other income                                                                                       (1)         (29)
Other noninterest expense                                                                          97          166
-------------------------------------------------------------------------------------------------------------------
        Total other charges/gains                                                                  96          137
-------------------------------------------------------------------------------------------------------------------
        Total restructuring and other charges/gains                                               (27)         (70)
Income tax benefits                                                                               (11)         (28)
-------------------------------------------------------------------------------------------------------------------
After-tax restructuring and other charges/gains                                         $         (16)         (42)
===================================================================================================================

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)

---------------------------------------------------------------------------------------------------------------------

                                                                              2001                              2000
                                                            -----------------------  --------------------------------

                                                                SECOND       First      Fourth      Third     Second
(In millions, except per share data)                           QUARTER     Quarter     Quarter    Quarter    Quarter
---------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                $      2,420       2,526       2,701      2,768      2,929
Interest and dividends on securities                               881         925         939        975      1,023
Trading account interest                                           198         204         199        212        218
Other interest income                                              321         370         425        510        322
---------------------------------------------------------------------------------------------------------------------
        Total interest income                                    3,820       4,025       4,264      4,465      4,492
---------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                             1,192       1,253       1,367      1,422      1,285
Interest on short-term borrowings                                  454         493         538        609        750
Interest on long-term debt                                         463         577         627        600        552
---------------------------------------------------------------------------------------------------------------------
        Total interest expense                                   2,109       2,323       2,532      2,631      2,587
---------------------------------------------------------------------------------------------------------------------
Net interest income                                              1,711       1,702       1,732      1,834      1,905
Provision for loan losses                                          223         219         192        142        228
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses              1,488       1,483       1,540      1,692      1,677
---------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                           486         468         481        508        491
Commissions                                                        389         375         383        365        375
Fiduciary and asset management fees                                384         381         387        384        374
Advisory, underwriting and other investment banking fees           238         198         187        148        182
Principal investing                                                (58)        (43)        (43)        34        205
Other income                                                       190         167         187        206        119
---------------------------------------------------------------------------------------------------------------------
        Total fee and other income                               1,629       1,546       1,582      1,645      1,746
---------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                   1,363       1,329       1,243      1,381      1,396
Occupancy                                                          155         163         150        157        155
Equipment                                                          198         205         221        213        210
Advertising                                                         11           9          16         14         31
Communications and supplies                                        111         110         123        117        122
Professional and consulting fees                                    69          73          97         87         82
Goodwill and other intangible amortization                          77          78          80         79        100
Sundry expense                                                     185         171         202        280        270
---------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                2,169       2,138       2,132      2,328      2,366
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                         948         891         990      1,009      1,057
Income taxes                                                       299         281         309        307        343
---------------------------------------------------------------------------------------------------------------------
        Net operating earnings                            $        649         610         681        702        714
=====================================================================================================================
Diluted earnings per share                                $       0.66        0.62        0.69       0.71       0.73
=====================================================================================================================

(a) Operating earnings exclude restructuring, merger-related and other charges and gains and cumulative effect of a change in accounting principle.

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)

--------------------------------------------------------------------------------------------------------------------

                                                                                                   Six Months Ended
                                                                                                           June 30,
                                                                                                --------------------

(In millions, except per share data)                                                                2001       2000
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                                    $    4,946      5,777
Interest and dividends on securities                                                               1,806      1,989
Trading account interest                                                                             402        409
Other interest income                                                                                691        630
--------------------------------------------------------------------------------------------------------------------
        Total interest income                                                                      7,845      8,805
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                                               2,445      2,480
Interest on short-term borrowings                                                                    947      1,389
Interest on long-term debt                                                                         1,040      1,065
--------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                                     4,432      4,934
--------------------------------------------------------------------------------------------------------------------
Net interest income                                                                                3,413      3,871
Provision for loan losses                                                                            442        420
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                                2,971      3,451
--------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                                             954        977
Commissions                                                                                          764        843
Fiduciary and asset management fees                                                                  765        740
Advisory, underwriting and other investment banking fees                                             436        391
Principal investing                                                                                 (101)       404
Other income                                                                                         357        233
--------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                                 3,175      3,588
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                                                     2,692      2,825
Occupancy                                                                                            318        312
Equipment                                                                                            403        424
Advertising                                                                                           20         61
Communications and supplies                                                                          221        247
Professional and consulting fees                                                                     142        153
Goodwill and other intangible amortization                                                           155        202
Sundry expense                                                                                       356        529
--------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                                  4,307      4,753
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                         1,839      2,286
Income taxes                                                                                         580        734
--------------------------------------------------------------------------------------------------------------------
        Net operating earnings                                                                $    1,259      1,552
====================================================================================================================
Diluted earnings per share                                                                    $     1.28       1.58
====================================================================================================================

(a) Operating earnings exclude restructuring, merger-related and other charges and gains.

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------------

                                                                              2001                              2000
                                                            -----------------------  --------------------------------

                                                                SECOND       First      Fourth      Third     Second
(In millions, except per share data)                           QUARTER     Quarter     Quarter    Quarter    Quarter
---------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                   $      8,665       7,857       9,906      7,063      8,028
Interest-bearing bank balances                                   1,666       2,971       3,239      4,585      1,913
Federal funds sold and securities purchased under
  resale agreements (carrying amount of collateral
  $2,255 at June 30,2001, $819 repledged)                        9,161      11,866      11,240      5,395      9,054
---------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                         19,492      22,694      24,385     17,043     18,995
---------------------------------------------------------------------------------------------------------------------
Trading account assets                                          23,181      20,431      21,630     17,417     18,237
Securities (carrying amount of collateral $ 21,674 at
  June 30,2001)                                                 48,055      51,528      49,246     52,065     55,203
Loans, net of unearned income                                  122,492     122,853     123,760    123,419    128,359
  Allowance for loan losses                                     (1,760)     (1,759)     (1,722)    (1,720)    (1,706)
---------------------------------------------------------------------------------------------------------------------
        Loans, net                                             120,732     121,094     122,038    121,699    126,653
---------------------------------------------------------------------------------------------------------------------
Premises and equipment                                           4,852       4,968       5,024      5,090      5,211
Due from customers on acceptances                                  856         894         874        968        839
Goodwill and other intangible assets                             3,625       3,690       3,664      3,756      3,736
Other assets                                                    25,148      27,650      27,309     28,602     29,120
---------------------------------------------------------------------------------------------------------------------
        Total assets                                      $    245,941     252,949     254,170    246,640    257,994
=====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                  29,633      28,582      30,315     28,501     30,229
  Interest-bearing deposits                                    108,934     112,213     112,353    110,369    114,635
---------------------------------------------------------------------------------------------------------------------
        Total deposits                                         138,567     140,795     142,668    138,870    144,864
Short-term borrowings                                           34,754      39,719      39,446     39,388     50,883
Bank acceptances outstanding                                       859         902         880        976        847
Trading account liabilities                                      7,907       8,130       7,475      5,138      4,541
Other liabilities                                               11,650      11,230      12,545     11,215      9,768
Long-term debt                                                  36,060      36,092      35,809     36,258     33,140
---------------------------------------------------------------------------------------------------------------------
        Total liabilities                                      229,797     236,868     238,823    231,845    244,043
---------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred stock                                                      -           -           -          -          -
Common stock, $3.33-1/3 par value;
  authorized 2 billion shares                                    3,264       3,271       3,267      3,287      3,288
Paid-in capital                                                  6,345       6,307       6,272      6,211      6,066
Retained earnings                                                6,627       6,281       6,021      6,135      5,783
Accumulated other comprehensive income, net                        (92)        222        (213)      (838)    (1,186)
---------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                              16,144      16,081      15,347     14,795     13,951
---------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity        $    245,941     252,949     254,170    246,640    257,994
=====================================================================================================================

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

--------------------------------------------------------------------------------------------------------------------

                                                                             2001                              2000
                                                           -----------------------  --------------------------------

                                                               SECOND       First     Fourth       Third     Second
(In millions, except per share data)                          QUARTER     Quarter    Quarter     Quarter    Quarter
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                $     2,420       2,526      2,701       2,768      2,929
Interest and dividends on securities                              881         925        939         975      1,023
Trading account interest                                          198         204        199         212        218
Other interest income                                             321         370        425         510        322
--------------------------------------------------------------------------------------------------------------------
        Total interest income                                   3,820       4,025      4,264       4,465      4,492
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                            1,192       1,253      1,367       1,422      1,285
Interest on short-term borrowings                                 454         493        538         609        750
Interest on long-term debt                                        463         577        627         600        552
--------------------------------------------------------------------------------------------------------------------
        Total interest expense                                  2,109       2,323      2,532       2,631      2,587
--------------------------------------------------------------------------------------------------------------------
Net interest income                                             1,711       1,702      1,732       1,834      1,905
Provision for loan losses                                         223         219        192         322      1,030
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses             1,488       1,483      1,540       1,512        875
--------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                          486         468        481         506        447
Commissions                                                       389         375        383         365        375
Fiduciary and asset management fees                               384         381        387         384        374
Advisory, underwriting and other investment banking fees          238         198        182         145        182
Principal investing                                               (58)        (43)       (43)         34        205
Other income                                                      191         195        363         749       (649)
--------------------------------------------------------------------------------------------------------------------
        Total fee and other income                              1,630       1,574      1,753       2,183        934
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                  1,400       1,373      1,407       1,427      1,396
Occupancy                                                         180         164        150         160        155
Equipment                                                         207         211        233         213        210
Advertising                                                        16          14         35          18         31
Communications and supplies                                       111         110        130         125        123
Professional and consulting fees                                   84          83        104          91         82
Goodwill and other intangible amortization                         77          78         80          79        100
Restructuring and merger-related charges                          (69)          2         33          52      2,110
Sundry expense                                                    191         174        205         283        296
--------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                               2,197       2,209      2,377       2,448      4,503
--------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits) and
  cumulative effect of a change in accounting principle           921         848        916       1,247     (2,694)
Income taxes (benefits)                                           288         264        271         395       (495)
--------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of a change
  in accounting principle                                         633         584        645         852     (2,199)
Cumulative effect of a change in the accounting for
  beneficial interests, net of tax                                  -           -        (46)          -          -
--------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                 $       633         584        599         852     (2,199)
====================================================================================================================
PER SHARE DATA
Basic
  Income (loss) before change in accounting principle     $      0.65        0.60       0.66        0.87      (2.27)
  Net income (loss)                                              0.65        0.60       0.61        0.87      (2.27)
Diluted
  Income (loss) before change in accounting principle            0.64        0.59       0.65        0.86      (2.27)
  Net income (loss)                                              0.64        0.59       0.60        0.86      (2.27)
Cash dividends                                            $      0.24        0.24       0.48        0.48       0.48
AVERAGE SHARES (IN THOUSANDS)
Basic                                                         969,333     967,671    969,097     971,453    969,707
Diluted                                                       978,185     975,847    990,445     986,763    981,940
====================================================================================================================

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

-------------------------------------------------------------------------------------------------------------------

                                                                                                  Six Months Ended
                                                                                                          June 30,
                                                                                            -----------------------

(In millions, except per share data)                                                               2001       2000
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                                 $      4,946      5,777
Interest and dividends on securities                                                              1,806      1,989
Trading account interest                                                                            402        409
Other interest income                                                                               691        630
-------------------------------------------------------------------------------------------------------------------
        Total interest income                                                                     7,845      8,805
-------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                                              2,445      2,480
Interest on short-term borrowings                                                                   947      1,389
Interest on long-term debt                                                                        1,040      1,065
-------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                                    4,432      4,934
-------------------------------------------------------------------------------------------------------------------
Net interest income                                                                               3,413      3,871
Provision for loan losses                                                                           442      1,222
-------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                               2,971      2,649
-------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                                            954        933
Commissions                                                                                         764        843
Fiduciary and asset management fees                                                                 765        740
Advisory, underwriting and other investment banking fees                                            436        391
Principal investing                                                                                (101)       404
Other income                                                                                        386       (535)
-------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                                3,204      2,776
-------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                                                    2,773      2,825
Occupancy                                                                                           344        312
Equipment                                                                                           418        424
Advertising                                                                                          30         61
Communications and supplies                                                                         221        248
Professional and consulting fees                                                                    167        153
Goodwill and other intangible amortization                                                          155        202
Restructuring and merger-related charges                                                            (67)     2,105
Sundry expense                                                                                      365        555
-------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                                 4,406      6,885
-------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits)                                                      1,769     (1,460)
Income taxes (benefits)                                                                             552       (101)
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        Net income (loss)                                                                  $      1,217     (1,359)
===================================================================================================================
PER SHARE DATA
Basic earnings                                                                             $       1.24      (1.41)
Diluted earnings                                                                                   1.23      (1.41)
Cash dividends                                                                             $       0.48       0.96
AVERAGE SHARES (IN THOUSANDS)
Basic                                                                                           968,502    970,940
Diluted                                                                                         976,978    983,147
===================================================================================================================

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

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                                                                                                  Six Months Ended
                                                                                                          June 30,
                                                                                              ---------------------

(In millions)                                                                                      2001       2000
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
OPERATING ACTIVITIES
Net income                                                                                  $     1,217     (1,359)
Adjustments to reconcile net income to net cash provided (used) by operating activities
  Accretion and amortization of securities discounts and premiums, net                              101        130
  Provision for loan losses                                                                         442      1,222
  Securitization gains                                                                              (24)      (112)
  Gain on sale of mortgage servicing rights                                                         (28)        (5)
  Securities transactions                                                                            16        597
  Depreciation, goodwill and other amortization                                                     560        635
  Goodwill impairments                                                                                -      1,754
  Trading account assets, net                                                                    (1,723)    (3,291)
  Mortgage loans held for resale                                                                 (1,155)       795
  (Gain) loss on sales of premises and equipment                                                      9         (6)
  Other assets, net                                                                               3,430     (2,780)
  Trading account liabilities, net                                                                  432        972
  Other liabilities, net                                                                         (1,126)     1,146
-------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by operating activities                                          2,151       (302)
-------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of securities                                                                             4,504      1,364
  Maturities of securities                                                                        3,441      2,190
  Purchases of securities                                                                        (5,681)    (5,425)
  Origination of loans, net                                                                         211     (5,543)
  Sales of premises and equipment                                                                    47         63
  Purchases of premises and equipment                                                              (222)      (421)
  Goodwill and other intangible assets, net                                                        (114)       (66)
  Purchase of bank-owned separate account life insurance                                            (47)       (57)
  Cash equivalents acquired, net of purchases of banking organizations                              (13)         -
-------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by investing activities                                          2,126     (7,895)
-------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of deposits, net                                                                         (4,101)     3,817
  Securities sold under repurchase agreements and other short-term borrowings, net               (4,694)       776
  Issuances of long-term debt                                                                     7,511      7,239
  Payments of long-term debt                                                                     (7,260)    (6,074)
  Sales of common stock                                                                              14         59
  Purchases of common stock                                                                        (169)      (353)
  Cash dividends paid                                                                              (471)      (949)
-------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by financing activities                                         (9,170)     4,515
-------------------------------------------------------------------------------------------------------------------
        Decrease in cash and cash equivalents                                                    (4,893)    (3,682)
        Cash and cash equivalents, beginning of year                                             24,385     22,677
-------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents, end of period                                            $    19,492     18,995
===================================================================================================================
NONCASH ITEMS
Transfer to securities from loans                                                           $        95      2,829
Transfer to securities from other assets                                                            908          -
Transfer to other assets from trading account assets                                                201          -
Transfer to other assets from securities                                                              -      1,335
Transfer to other assets from loans, net                                                    $       221      7,182
===================================================================================================================


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